UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Definitive Proxy Statement

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Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

eSpeed, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 26, 2003

Dear Stockholder:

You are cordially invited to attend our 2003 Annual Meeting of Stockholders, which will be held at the Rihga Royal Hotel, 151 West 54th Street, New York, New York 10019, on Wednesday, October 22, 2003, commencing at 10:00 a.m. (local time). We look forward to greeting as many of our stockholders as are able to be with us.

At the meeting, you will be asked to consider and vote upon (i) the election of eight (8) directors; (ii) the approval our 2003 Incentive Bonus Compensation Plan, as described in the accompanying Proxy Statement; (iii) the approval our 1999 Long-Term Incentive Plan, as amended and restated, as described in the accompanying Proxy Statement; and (iv) such other business as may properly come before the meeting and any adjournment thereof.

We hope you will find it convenient to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND, TO ASSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, for which a return envelope is provided. No postage need be affixed to the Proxy if it is mailed in the United States.

Our Annual Report for the fiscal year ended December 31, 2002 is being mailed to you together with the enclosed proxy materials.

Sincerely,

HOWARD W. LUTNICK Chairman of the Board of Directors

eSpeed, Inc.
135 East 57th Street
New York, NY 10022

Notice of Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that our Annual Meeting of Stockholders will be held at the Rihga Royal Hotel, 151 West 54th Street, New York, New York 10019, on Wednesday, October 22, 2003, commencing at 10:00 a.m. (local time), for the following purposes:

(1)	To elect eight (8) directors to hold office until the next annual meeting and until their successors are duly elected and qualified;
(2)	To approve our 2003 Incentive Bonus Compensation Plan, as described in the accompanying Proxy Statement;
(3)	To approve our 1999 Long-Term Incentive Plan, as amended and restated, as described in the accompanying Proxy Statement; and
(4)	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Only holders of record of our Class A common stock or our Class B common stock at the close of business on September 9, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

STEPHEN M. MERKEL Secretary

September 26, 2003

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED
PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

eSpeed, Inc.
135 East 57th Street
New York, NY 10022

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of Proxies by and on behalf of our board of directors to be used at our Annual Meeting of Stockholders (the Annual Meeting) to be held on Wednesday, October 22, 2003, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Our Annual Report for the fiscal year ended December 31, 2002 accompanies this Proxy Statement. This Proxy Statement and accompanying materials are expected to be first sent or given to our stockholders on or about September 29, 2003.

The close of business on September 9, 2003 has been fixed as the record date (the Record Date) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record as of that date of shares of our Class A common stock, $.01 par value per share, or of our Class B common stock, $.01 par value per share, are entitled to notice of and to vote at the Annual Meeting. Our Class A common stock and our Class B common stock are sometimes collectively referred to herein as our Common Equity.

Each share of our Class A common stock entitles the holder thereof to one vote per share on each matter presented to stockholders for approval at the Annual Meeting. Each share of our Class B common stock entitles the holder thereof to 10 votes per share on each matter presented to stockholders for approval at the Annual Meeting. On the Record Date, there were 29,883,605 shares of our Class A common stock and 25,362,809 shares of our Class B common stock, for a total of 55,246,414 shares of our Common Equity, outstanding and entitled to vote.

Execution of a Proxy by a stockholder will not affect such stockholder's right to attend the Annual Meeting and to vote in person. Any stockholder who executes a Proxy has a right to revoke it at any time before it is voted by advising Stephen M. Merkel, our Secretary, in writing of such revocation, by executing a later-dated Proxy which is presented to us at or prior to the Annual Meeting, or by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy.

The required quorum for the transaction of business at the Annual Meeting is a majority of the collective voting power represented by the shares of our Common Equity issued and outstanding on the Record Date (the Total Voting Power), which shares must be present in person or represented by Proxy at the Annual Meeting.

With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be counted for purposes of determining the presence or absence of a quorum but will have no other effect. For the purposes of determining whether stockholders have approved our 2003 Incentive Bonus Compensation Plan and our 1999 Long-Term Incentive Plan, as amended and restated, abstentions will be treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved our 2003 Incentive Bonus Compensation Plan or our 1999 Long-Term Incentive Plan, as amended and restated, or elected any director. Pursuant to the trust agreement governing our eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates (the Deferral Plan), the trustee of our Deferral Plan will not, except as otherwise required by law, vote shares of our Class A common stock held in the trust as to which the trustee has not received voting instructions from plan participants.

Unless specified otherwise, the Proxies will be voted FOR the election of all the nominees to serve as our directors, FOR the approval of our 2003 Incentive Bonus Compensation Plan, and FOR the approval of our 1999 Long-Term Incentive Plan, as amended and restated. In the discretion of the Proxy holders, the Proxies will also be voted for or against such other matters as may properly come before the Annual Meeting. Management is not aware of any other matters to be presented for action at the Annual Meeting.

Our principal executive offices are located at 135 East 57th Street, New York, NY 10022 and our telephone number there is (212) 938-5000.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our board of directors is currently comprised of nine members. Mr. Larry R. Carter, a director since 1999, will not be running for re-election as a director. Our board has nominated the eight other current directors listed below for election as directors at the Annual Meeting. The information with respect to the eight nominees for election as directors is set forth below. All of the nominees are to be elected at the Annual Meeting and to serve until their successors are duly elected and qualified. All of the nominees listed below are expected to serve as directors if they are elected. If any nominee should decline or be unable to accept such nomination or to serve as a director (an event which our board of directors does not now expect), our board of directors reserves the right to nominate another person or to vote to reduce the size of our board of directors. In the event another person is nominated, the Proxy holders intend to vote the shares to which the Proxy relates for the election of the person nominated by our board of directors. There is no cumulative voting for directors.

Name	Age	Director Since	Principal Occupations During the Last Five Years; Other Directorships
Howard W. Lutnick	42	1999	Mr. Lutnick has been our Chairman of the Board of Directors and Chief Executive Officer since June 1999 and has been our President since September 2001. Mr. Lutnick joined Cantor Fitzgerald, L.P. in 1983 and has served as President and Chief Executive Officer of Cantor since 1992. Mr. Lutnick's company, CF Group Management, Inc., is the managing general partner of Cantor. Mr. Lutnick is a member of the Board of Managers of Haverford College, the Board of Directors of the Zachary and Elizabeth M. Fisher Center for Alzheimer's Disease Research at Rockefeller University, the Executive Committee of the Intrepid Museum Foundation's Board of Trustees and the Board of Directors of the Solomon Guggenheim Museum Foundation.
Lee M. Amaitis	53	2001	Mr. Amaitis has been our Global Chief Operating Officer and director since September 2001. Mr. Amaitis has been Executive Managing Director of eSpeed International Limited from December 1999. Mr. Amaitis has also been President and Chief Executive Officer of Cantor Fitzgerald International and Cantor Fitzgerald Europe since March 1995. Prior to joining Cantor, Mr. Amaitis was Managing Partner and Senior Managing Director of Cowen Government Brokers from April 1991 to February 1995 and was Manager MBS and Limited Partner of Cowen & Co. from February 1989 to April 1991.
Joseph C. Noviello	38	2001	Mr. Noviello has been our Executive Vice President, Chief Information Officer and director since September 2001. Mr. Noviello served as our Senior Vice President and Chief Technology Officer from December 1999 to September 2001. From December 1995 to December 1999, Mr. Noviello served as Managing Director of Technology for Cantor. Mr. Noviello is a director of the Cantor ExchangeSM and Freedom International Brokerage.

Name	Age	Director Since	Principal Occupations During the Last Five Years; Other Directorships
Stephen M. Merkel	45	2001	Mr. Merkel has been our Executive Vice President, General Counsel and Secretary since September 2001 and was our Senior Vice President, General Counsel and Secretary from June 1999 to September 2001. Mr. Merkel has been our director since September 2001. Mr. Merkel has been Executive Managing Director, General Counsel and Secretary of Cantor since December 2000 and was Senior Vice President, General Counsel and Secretary of Cantor from May 1993 to December 2000. Mr. Merkel is responsible for Cantor's legal, compliance, tax, human resources, risk and credit departments. Mr. Merkel serves as a director and Secretary of the Cantor ExchangeSM. Prior to joining Cantor, Mr. Merkel was Vice President and Assistant General Counsel of Goldman Sachs & Co. from February 1990 to May 1993. From September 1985 to January 1990, Mr. Merkel was associated with the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Mr. Merkel is on the Board of Directors of Freedom International Brokerage Company and is on the Management Committee of TradeSpark, L.P.
John H. Dalton	61	2002	Mr. Dalton has been our director since February 2002. Mr. Dalton has been President of IPG Photonics Corp., a company that designs, develops and manufactures a range of advanced amplifiers and lasers for the telecom and industrial markets, since September 2000. From May 1999 to June 2000, Mr. Dalton was Chairman and Chief Executive Officer of EPCAD Systems, a company that researches and develops electroplasma technology for the metals industry. Mr. Dalton served as Secretary of the Navy from July 1993 to November 1998. Mr. Dalton serves on the Board of Directors of TransTechnology Corp. and Fresh Del Monte Produce Inc.
William J. Moran	62	1999	Mr. Moran has been our director since December 1999. Mr. Moran is Executive Vice President and General Auditor of J.P. Morgan Chase & Co. Mr. Moran joined the Chase Manhattan Corporation and the Chase Manhattan Bank in 1975 as Internal Control Executive. After several promotions, Mr. Moran was named General Auditor in 1992, Executive Vice President in 1997 and a member of the Management Committee in 1999. Before joining Chase, Mr. Moran was with the accounting firm of Peat, Marwick, Mitchell & Co. for nine years.

Name	Age	Director Since	Principal Occupations During the Last Five Years; Other Directorships
Henry ("Hank") Morris	50	2003	Mr. Morris has been our director since May 2003. Mr. Morris is the founding partner, Chairman and President of Morris & Carrick, Inc., a media and strategic consulting firm. He has broad experience directing media and strategy for political campaigns and ballot initiatives. Mr. Morris has also served as a crisis communications consultant, including on behalf of Cantor Fitzgerald and eSpeed in the aftermath of the September 11th tragedy. Since 1996, Mr. Morris has also been Chairman, Chief Executive Officer and a major stockholder of Curran & Connors, Inc. Since 1997, Mr. Morris has also served as a director and Audit Committee member of CDSI Holdings, Inc.
Albert M. Weis	76	2002	Mr. Weis has been President of A.M. Weis & Co., Inc., a money management company, since 1976. Mr. Weis was Chairman of the New York Cotton Exchange from 1997 to 1998, 1981 to 1983 and 1977 to 1978. From 1998 to 2000, Mr. Weis was Chairman of the New York Board of Trade. From 1996 to 1999, Mr. Weis was a director and chairman of the audit committee of Synetic, Inc. and, from 1999 to 2001, he was a director and chairman of the audit committee of Medical Manager Corporation (successor to Synetic, Inc.).

VOTE REQUIRED FOR APPROVAL

The eight nominees receiving a plurality of the Total Voting Power present in person or by Proxy at the Annual Meeting and entitled to vote on the election of directors will be elected as directors.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE EIGHT NOMINEES.

Compensation of Directors

Directors who are also our employees do not receive additional compensation for serving as directors. Under our current policy, each of our non-employee directors is granted an option to purchase 30,000 shares of our Class A common stock in connection with his initial election to our board and an option to purchase 10,000 shares of our Class A common stock each year he serves as a director thereafter. In addition, non-employee directors receive annual compensation of $25,000. They also receive cash compensation of $2,000 for each meeting of our board of directors and $1,000 for each meeting of a committee of our board of directors actually attended, whether in person, by telephone or otherwise. However, none of our non-employee directors will be paid more than $3,000 in the aggregate for attendance at meetings held on the same date. Non-employee directors also are reimbursed for all out-of-pocket expenses incurred in attending meetings of our board of directors or committees of our board of directors.

Meetings and Committees of our Board of Directors

Our board of directors held five meetings during the year ended December 31, 2002. In addition to meetings, our board of directors and its committees reviewed and acted upon matters by unanimous written consent.

Our board of directors has a Compensation Committee and an Audit Committee. The members of the Audit Committee are presently Messrs. Carter, Dalton, Moran and Weis, all of whom are independent directors (as defined in the applicable rules of the Nasdaq National Market). The Audit Committee selects our independent auditors, consults with our auditors and with management with regard to the adequacy of our internal accounting controls and considers any non-audit services to be performed by our independent auditors. The Audit Committee held 13 meetings during the year ended December 31, 2002. Our Board of Directors has adopted a written charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement. The members of the Compensation Committee are presently Messrs. Carter, Dalton, Moran and Weis, all of whom are non-employee directors. Mr. Carter is not standing for re-election. The Compensation Committee is responsible for reviewing and approving all compensation arrangements for our executive officers and for administering our stock option and stock purchase plan. The Compensation Committee held three meetings during the year ended December 31, 2002. During 2002, no director attended fewer than 75% of the total number of meetings of the board of directors and the committees of which he is a member, except that Mr. Carter missed one of the three Compensation Committee meetings last year.

EXECUTIVE OFFICERS

Our executive officers are appointed annually by our board of directors and serve at the discretion of our board of directors. Except with respect to our Chief Financial Officer, Jeffrey M. Chertoff, our executive officers, their respective ages and positions and certain other information with respect to each of them are set forth herein under the section entitled "Election of Directors." Information with respect to Mr. Chertoff is as follows:

Mr. Chertoff, age 49, has been our Senior Vice President and Chief Financial Officer since May 2002. As Chief Financial Officer, Mr. Chertoff is responsible for managing our global financial and accounting operations. Mr. Chertoff served as Executive Vice President and Chief Financial Officer of Daiwa Securities America from August 1998 to May 2002. From May 1995 to August 1998, Mr. Chertoff was Controller, Director and Senior Operating Officer of Salomon Brothers, Inc. Mr. Chertoff also served as Assistant Controller and Managing Director at Bear Stearns, where he was employed from 1981 to 1995. He began his career with Coopers & Lybrand, now PricewaterhouseCoopers LLP.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning all compensation earned for the year ended December 31, 2002, the year ended December 31, 2001 and the year ended December 31, 2000 by our Chief Executive Officer and each of our other executive officers required to be included in the table (collectively, the Named Executive Officers).

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
		Annual Compensation			Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Securities Underlying Options (#)	Other Compensation ($)(1)
Howard W. Lutnick	2002	400,000	600,000		1,000,000	3,000
Chairman, Chief Executive Officer	2001	400,000	600,000		1,500,000	3,000
and President	2002	350,000	650,000		625,000	3,000
Lee M. Amaitis	2002	400,000	500,000		200,000	—
Global Chief Operating Officer	2001	107,418	300,000		375,000	—
	2000	107,418	333,333		50,000	—
Joseph C. Noviello	2002	300,000	450,000		75,000	3,000
Executive Vice President and Chief	2001	275,000	1,000,000	(2)	200,000	3,000
Information Officer	2000	250,000	350,500		65,000	—
Stephen M. Merkel	2002	250,000	450,000		100,000	3,000
Executive Vice President, General	2001	150,000	400,000		200,000	3,000
Counsel and Secretary	2000	150,000	300,000		100,000	3,000
Jeffrey M. Chertoff	2002	81,971 (3)	125,000		75,000	—
Senior Vice President and Chief	—	—	—		—
Financial Officer	2000	—	—		—	—

(1)	Consists of matching contributions by us under our Deferral Plan.

(2)	The after-tax portion of $600,000 of such bonus was used to purchase units in Cantor Fitzgerald, L.P.

(3)	Pro rata based upon Mr. Chertoff's hire date of May 6, 2002 and annual salary of $125,000.

The following table sets forth the options granted during 2002 to, and the value of the options held on December 31, 2002 by, our Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

Name	Number of Shares Underlying Options Granted		Percentage of Total Options Granted to Employees in 2002 (%)	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value ($)(3)
Howard W. Lutnick	1,000,000	(1)	41	14.39	12/9/2012	6,726,900
Lee M. Amaitis	200,000	(1)	8	14.39	12/9/2012	1,345,380
Joseph C. Noviello	75,000	(1)	3	14.39	12/9/2012	504,518
Stephen M. Merkel	100,000	(1)	4	14.39	12/9/2012	672,690
Jeffrey M. Chertoff	25,000	(1)	1	14.39	12/9/2012	168,173
	50,000	(2)	2	10.72	3/26/2012	257,980

(1)	The options vest quarterly over a four-year period from the date of grant, December 9, 2002.

(2)	These options vest quarterly over a four-year period from the date of grant, March 26, 2002.

(3)	The present value of the options was estimated using a modified Black-Scholes option pricing model and the following assumptions: risk-free interest rate of 2.30% (3.97% for the $10.72 grant), no expected dividends, expected stock price volatility of 69% and assumed to be exercised at 31% of their original life.

The following table provides information, with respect to the Named Executive Officers, concerning options held as of December 31, 2002. None of our Named Executive Officers holds any SARs.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-Money Options at Fiscal Year End($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Howard W. Lutnick	—	—	2,325,000	3,300,000	4,456,875	15,896,875
Lee M. Amaitis	93,750	1,560,827	215,000	641,250	36,320	3,894,961
Joseph C. Noviello	25,000	392,940	121,250	278,750	355,045	2,026,495
Stephen M. Merkel	50,000	658,665	100,000	350,000	2,640	2,035,210
Jeffrey M. Chertoff	—	—	9,375	65,625	58,322	316,503

(1)	Based on the last reported price of $16.94 for our Class A common stock on December 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2002

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
1999 Long-Term Incentive Plan (approved by security holders)	15,395,598	$17.44	1,156,150
Equity compensation plans not approved by security holders	0	N/A	0
Total	15,395,598	$17.44	1,156,150

        Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our board of directors consists of Messrs. Carter, Dalton, Moran and Weis. All of the members of our Compensation Committee are non-employee directors and are not former officers. During 2002, none of our executive officers served as a member of the board of directors or on the compensation committee of a corporation where any of its executive officers served on our Compensation Committee or on our board of directors.

        Report of the Compensation Committee of our Board of Directors on Executive Compensation

The Compensation Committee reviews and recommends to our board of directors for its approval the salaries and bonuses of our executive officers. In addition, the Compensation Committee administers our Long-Term Incentive Plan, our 2003 Incentive Bonus Compensation Plan and our Employee Stock Purchase Plan, which has been suspended as a result of the events of September 11, 2001.

        Compensation Philosophy

Our executive compensation program is designed to integrate compensation with the achievement of our short and long-term business objectives and to assist us in attracting, motivating and retaining the highest quality executives.

Executive compensation is comprised of three components: (i) a base salary, which is designed to attract talented employees and contribute to motivating and rewarding individual performance; (ii) an incentive bonus of cash, stock and/or options, which is intended to tie financial reward with the achievement of our short-term performance objectives; and (iii) a long-term incentive program, which is designed to promote the achievement of long-term performance goals and to align the long-term interests of our executive officers with those of our stockholders.

The Compensation Committee generally intends that compensation paid to our Chief Executive Officer and the other Named Executive Officers not be subject to the limitation on tax deductibility under Section 162(m) of the Internal Revenue Code, as amended (the Code), so long as this can be achieved in a manner consistent with the Committee's other objectives. Section 162(m) generally eliminates a corporation's tax deduction in a given year for payments to certain Named Executive Officers in excess of $1 million, unless the payments are qualified "performance-based" compensation as defined in Section 162(m) of the Code.

        Base Salary Compensation

The Compensation Committee believes that the retention of executives who have developed the skills and expertise required to lead our organization is vital to our competitive strength. The Compensation Committee further believes that attracting other key employees who can supplement the efforts of our existing executives is absolutely critical. To this end, it is the Compensation Committee's policy to establish base pay at competitive levels.

        Incentive Bonus Compensation

The Compensation Committee believes that compensation should vary with corporate performance and that a significant portion of compensation should continue to be linked to the achievement of business goals. In March 2003, the Compensation Committee approved our 2003 Incentive Bonus Compensation Plan, which provides a means for the payment of qualified "performance-based" compensation in the form of bonuses to certain of our senior officers while preserving our tax deduction.

        Grants of Stock Options

It is the policy of the Compensation Committee to award stock options to our executive officers and other key employees in order to align their interests with those of our long-term investors and to help attract and retain these persons. The options, therefore, provide value to the recipients only if and when the market price of our Class A common stock increases above the option grant price. To that end, there is ongoing review by the Compensation Committee of the market price of our Class A common stock and the grant price of options. It is the Compensation Committee's goal to preserve this incentive as an effective tool in motivating and retaining executives.

In 2002, options to purchase 1,450,000 shares of our Class A common stock were granted by our Compensation Committee to the Named Executive Officers.

        Compensation of Our Chief Executive Officer

In 2002, Mr. Lutnick was paid a salary of $400,000 and a bonus of $600,000. Mr. Lutnick was granted options to purchase 1,000,000 shares of our Class A common stock, which vest and become exercisable quarterly over a four year period from the date of grant, December 9, 2002. The Compensation Committee considered several factors in establishing our Chief Executive Officer's compensation package, including market pay practices, performance level, contributions toward achievement of strategic goals and our overall financial and operating success.

THE COMPENSATION COMMITTEE
Larry R. Carter John H. Dalton William J. Moran Albert M. Weis

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

By Management.    The following table sets forth certain information, as of September 19, 2003, with respect to the beneficial ownership of our Common Equity by: (i) each director; (ii) each of the Named Executive Officers; and (iii) all executive officers and directors as a group. Each person listed below can be reached at our headquarters located at 135 East 57th Street, New York, NY 10022. Shares of Class B common stock are convertible into shares of Class A common stock at any time in the discretion of the holder on a one-for-one basis. Accordingly, a holder of Class B common stock is deemed to be the beneficial owner of an equal number of shares of Class A common stock for purposes of this table.

	Beneficial Ownership(1)
	Class A common stock				Class B common stock
Name	Shares		%		Shares		%
Howard W. Lutnick	30,384,897	(2)	51.8	(3)	25,362,809	(4)	100.0
Lee M. Amaitis	506,012	(5)	1.7	(6)	—		—
Joseph C. Noviello	215,767	(7)		*	—		—
Stephen M. Merkel	217,819	(8)		*	—		—
Jeffrey M. Chertoff	23,437	(9)		*	—		—
Larry R. Carter	28,333	(10)		*	—		—
John H. Dalton	36,666	(11)		*	—		—
William J. Moran	72,666	(12)		*	—		—
Albert M. Weis	34,000	(13)		*	—		—
Henry V. Morris	3,750	(14)		*	—		—
All executive officers and directors as a group (10 persons)	31,523,347		52.9	(15)	25,362,809		100.0

*	Less than 1%
(1)	Based upon information supplied by officers and directors, and filings under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the Exchange Act).
(2)	Consists of (1) 2,781,250 shares of Class A common stock subject to options currently exercisable or exercisable within 60 days of September 19, 2003, (2) 500,000 shares of Class A common stock subject to currently exercisable options held by a grantor retained annuity trust and payable to Mr. Lutnick and of which Mr. Lutnick is the sole trustee, (3) 2,641,470 shares of Class B common stock held by Cantor Fitzgerald, L.P., (4) 22,721,339 shares of Class B common stock held by Cantor Fitzgerald Securities, (5) 220,288 shares of Class A common stock held by Cantor Fitzgerald Securities, (6) 387,469 shares of Class A common stock held by CF Group Management, Inc., (7) 956,023 shares of Class A common stock held directly by Mr. Lutnick, (8) 1,469 shares of Class A common stock held in Mr. Lutnick's 401(k) account and (9) 175,589 shares of Class A common stock held by a trust for the benefit of descendants of Mr. Lutnick, of which Mr. Lutnick's wife is one of two trustees and Mr. Lutnick has limited powers to remove and replace such trustees. Cantor Fitzgerald, L.P. is the managing partner of Cantor Fitzgerald Securities. CF Group Management, Inc. is the managing general partner of Cantor Fitzgerald, L.P. and Mr. Lutnick is the President and sole stockholder of CF Group Management, Inc.
(3)	Percentage based on (1) 29,979,661 shares of Class A common stock outstanding on September 19, 2003, (2) 25,362,809 shares of Class B common stock outstanding on September 19, 2003 and (3) 3,281,250 shares of Class A common stock subject to options outstanding on September 19, 2003 currently exercisable or exercisable within 60 days of September 19, 2003.
(4)	Consists of (1) 2,641,470 shares of Class B common stock held by Cantor Fitzgerald, L.P., which shares are immediately convertible into shares of Class A common stock and (2) 22,721,339 shares of Class B common stock held by Cantor Fitzgerald Securities. Cantor Fitzgerald, L.P. is the

managing partner of Cantor Fitzgerald Securities. CF Group Management, Inc. is the managing general partner of Cantor Fitzgerald, L.P. and Mr. Lutnick is the President and sole stockholder of CF Group Management, Inc.
(5)	Consists of (1) 402,500 shares of Class A common stock subject to options currently exercisable or exercisable within 60 days of September 19, 2003 and (2) 103,512 shares of Class A common stock held directly by Mr. Amaitis.
(6)	Percentage based on (1) 29,979,661 shares of Class A common stock outstanding on September 19, 2003 and (2) 402,500 shares of Class A common stock subject to options currently exercisable or exercisable within 60 days of September 19, 2003.
(7)	Consists of (1) 213,436 shares of Class A common stock subject to options currently exercisable or exercisable within 60 days of September 19, 2003, (2) 585 shares of Class A common stock held directly by Mr. Noviello, (3) 526 shares of Class A common stock held in Mr. Noviello's 401(k) account and (4) 1,220 shares of Class A common stock purchased by Mr. Noviello through our Employee Stock Purchase Plan.
(8)	Consists of (1) 198,750 shares of Class A common stock subject to options currently exercisable or exercisable within 60 days of September 19, 2003, (2) 15,537 shares of Class A common stock held directly by Mr. Merkel, (3) 1,282 shares of Class A common stock held in Mr. Merkel's 401(k) account and (4) 2,250 shares of Class A common stock beneficially owned by Mr. Merkel's spouse.
(9)	Consists of 23,437 shares of Class A common stock subject to options currently exercisable or exercisable within 60 days of September 19, 2003.
(10)	Consists of (1) 3,333 shares of Class A common stock subject to options currently exercisable or exercisable within 60 days of September 19, 2003 and (2) 25,000 shares of Class A common stock owned by Cavallino Ventures LLC, of which Mr. Carter is the President.
(11)	Consists of 36,666 shares of Class A common stock subject to options currently exercisable or exercisable within 60 days of September 19, 2003.
(12)	Consists of (1) 69,666 shares of Class A common stock subject to options currently exercisable or exercisable within 60 days of September 19, 2003 and (2) 3,000 shares of Class A common stock held directly by Mr. Moran.
(13)	Consists of (1) 20,000 shares of Class A common stock subject to options currently exercisable or exercisable within 60 days of September 19, 2003, (2) 7,000 shares of Class A common stock held directly by Mr. Weis and (3) 7,000 shares of Class A common stock, of which 1,000 shares are beneficially owned by Mr. Weis' spouse, 4,000 shares are held in trust for Mr. Weis' children and 2,000 shares are beneficially owned by Mr. Weis' children.
(14)	Consists of 3,750 shares of Class A common stock subject to options currently exercisable or exercisable within 60 days of September 19, 2003.
(15)	Percentage based on (1) 29,979,661 shares of Class A common stock outstanding on September 19, 2003, (2) 25,362,809 shares of Class B common stock outstanding on September 19, 2003 and (3) 4,252,788 shares of Class A common stock subject to options currently exercisable or exercisable within 60 days of September 19, 2003.

By Others.    The following table sets forth certain information, as of September 19, 2003, with respect to the beneficial ownership of our Common Equity by each person or entity known to us to beneficially own more than 5% of our common equity, other than our officers and directors. Unless indicated otherwise, the address of each entity listed is 135 East 57th Street, New York, NY 10022, and each entity listed has sole voting and investment power over the shares beneficially owned. Shares of Class B common stock are convertible into shares of Class A common stock at any time in the discretion of the holder on a one-for-one basis. Accordingly, a holder of Class B common stock is deemed to be the beneficial owner of an equal amount of number of shares of Class A common stock for purposes of this table.

	Beneficial Ownership(1)
	Class A common stock				Class B common stock
Name	Shares		%		Shares		%
Cantor Fitzgerald Securities	22,941,627	(1)	43.5	(2)	22,721,339		89.6	(3)
Cantor Fitzgerald, L.P.	25,583,097	(4)	46.2	(5)	25,362,809	(6)	100.0	(3)
CF Group Management, Inc.	25,970,566	(7)	46.9	(5)	25,362,809	(6)	100.0	(3)

(1)	Consists of (1) 22,721,339 shares of Class B common stock and (2) 220,288 shares of Class A common stock.
(2)	Percentage based on (1) 29,979,661 shares of Class A common stock outstanding on September 19, 2003 and (2) 22,721,339 shares of Class B common stock.
(3)	Based on 25,362,809 shares of Class B common stock outstanding on September 19, 2003.
(4)	Consists of (1) 2,641,470 shares of Class B common stock owned by Cantor Fitzgerald, L.P., (2) 22,721,339 shares of Class B common stock owned by Cantor Fitzgerald Securities and (3) 220,288 shares of Class A common stock held by Cantor Fitzgerald Securities. Cantor Fitzgerald, L.P. is the managing partner of Cantor Fitzgerald Securities.
(5)	Percentage based on (1) 29,979,661 shares of Class A common stock outstanding on September 19, 2003 and (2) 25,362,809 shares of Class B common stock outstanding on September 19, 2003.
(6)	Consists of (1) 2,641,470 shares of Class B common stock held by Cantor Fitzgerald, L.P. and (2) 22,721,339 shares of Class B common stock held by Cantor Fitzgerald Securities. Cantor Fitzgerald, L.P. is the managing partner of Cantor Fitzgerald Securities. CF Group Management, Inc. is the managing general partner of Cantor Fitzgerald, L.P.
(7)	Consists of (1) 387,469 shares of Class A common stock held by CF Group Management, Inc., (2) 22,721,339 shares of Class B common stock held by Cantor Fitzgerald Securities, (3) 220,288 shares of Class A common stock held by Cantor Fitzgerald Securities and (4) 2,641,470 shares of Class B common stock held by Cantor Fitzgerald, L.P. CF Group Management, Inc. is the managing general partner of Cantor Fitzgerald, L.P.

PROPOSAL 2 – APPROVAL OF 2003 INCENTIVE BONUS COMPENSATION PLAN

In March 2003, our board of directors adopted our 2003 Incentive Bonus Compensation Plan (the Bonus Plan). Management is requesting that our stockholders approve the Bonus Plan at the Annual Meeting. Section 162(m) of the Code generally disallows a public company's tax deduction in excess of $1 million for compensation paid to certain executive officers, subject to several exceptions, including an exception for compensation paid under a stockholder-approved plan that is "performance-based" within the meaning of Section 162(m). Our Bonus Plan provides a means for the payment of performance-based bonuses to certain of our key employees while preserving our tax deduction with respect to the payment of such bonuses.

Our Bonus Plan is effective for performance periods commencing on or after January 1, 2003, subject to stockholder approval. Should stockholder approval not be obtained, the Bonus Plan will be void, and any awards outstanding under our Bonus Plan will be canceled.

Our Bonus Plan is set forth in Appendix B to this Proxy Statement, and the following description of our Bonus Plan is only intended to be a summary of the key provisions of our Bonus Plan. Such summary is qualified in its entirety by the actual text of our Bonus Plan to which reference is made.

DESCRIPTION OF OUR BONUS PLAN

The purpose of our Bonus Plan is to (i) retain our key employees by providing them with the opportunity to earn bonus awards that are based on the achievement of specified performance goals; and (ii) structure such bonus opportunities in a way that will qualify the awards made as "performance-based" for purposes of Section 162(m) of the Code so that we will be entitled to a tax deduction for the payment of such incentive awards to our employees.

Our Bonus Plan will be administered by a committee (in such capacity, the Bonus Plan Committee), consisting of at least two non-employee directors, each of whom is intended to qualify as an "outside director" within the meaning of Section 162(m) of the Code. Our Bonus Plan Committee has broad administrative authority to, among other things, designate participants, establish performance goals and performance periods, determine the timing of the payment of bonuses, and interpret and administer our Bonus Plan. Currently our Compensation Committee, comprised of Larry R. Carter, John H. Dalton, William J. Moran and Albert Weis, is serving as the Bonus Plan Committee. Mr. Carter will not be standing for re-election.

Participants in our Bonus Plan for any given performance period may include any key employee of eSpeed or a subsidiary who is designated as a participant for such period by the Bonus Plan Committee. The participants in our Bonus Plan for any given performance period will be designated by the Bonus Plan Committee, in its sole discretion, before the end of the 90th day of such performance period or the date on which 25% of such performance period has been completed (such period, the Applicable Period). This determination may vary from period to period. Awards under our Bonus Plan may be made in the form of cash or in shares of our Class A common stock, or other stock-based awards under our 1999 Long-Term Incentive Plan.

Within the Applicable Period, the Bonus Plan Committee will specify the applicable performance criteria and targets to be used under our Bonus Plan for such performance period. These performance criteria may vary from participant to participant and will be based on one or more of the following company, subsidiary, operating unit or division financial performance measures: pre-tax or after-tax net income, pre-tax or after-tax operating income, gross revenue, profit margin, stock price, cash flows, pre-tax or after-tax earnings per share, pre-tax or after-tax operating earnings per share, market share, expenses, return on equity or strategic business criteria consisting of one or more objectives based upon meeting specified revenue, market penetration, geographic business expansion goals, cost targets and goals relating to acquisitions or divestitures. These performance criteria or goals may be (i) expressed on an absolute or relative basis; (ii) based on internal targets; (iii) based on comparisons with prior performance; (iv) based on comparisons to capital, stockholders' equity, shares outstanding, assets or net assets; and/or (v) based on comparisons to the performance of other companies. The determination of whether any performance goal is satisfied will be made in accordance with accounting principles generally accepted in the United States (GAAP), to the extent relevant. However, in connection with any goal that is based on operating income or operating earnings, the calculation may be made on the same basis as reflected in a release of the Company's earnings for a previously completed period as specified by the Bonus Plan Committee. For example, an income-based performance measure could be expressed in a number of ways, such as net earnings per share, or return on equity, and with reference to meeting or exceeding a specific target, or with reference to growth above a specified level, such as prior year's performance, or current or previous peer group performance. Our Bonus Plan provides that the achievement of such goals must be substantially uncertain at the time they are established, and awards are subject to the Bonus Plan Committee's right to reduce the amount of any award payable as a result of such performance as discussed below.

The target bonus opportunity for each participant may be expressed as a dollar-denominated amount or by reference to a formula, such as a percentage share of a bonus pool to be created under our Bonus Plan, provided that, if a pool approach is used, the total bonus opportunities represented by the shares designated for the participants may not exceed 100% of the pool, and the Bonus Plan Committee has the sole discretion to reduce (but not increase) the actual bonuses awarded under our Bonus Plan. The actual bonus awarded to any given participant at the end of a performance period will be based on the extent to which the applicable financial performance goals for such performance period are achieved, as determined by our Bonus Plan Committee. The maximum bonus payable under our Bonus Plan to any one individual in any one calendar year is $5 million.

Our board of directors may at any time amend or terminate our Bonus Plan, provided that (i) without the participant's written consent, no such amendment or termination will adversely affect the annual bonus rights (if any) of any already designated participant for a given performance period once the participant designations and performance goals for such performance period have been announced; and (ii) our board of directors will be authorized to make any amendments necessary to comply with applicable regulatory requirements, including, without limitation, Section 162(m). Amendments to our Bonus Plan will require stockholder approval only if required under Section 162(m) or other applicable laws.

NEW PLAN BENEFITS

The Bonus Plan Committee has designated Howard Lutnick, our President and CEO, and Lee Amaitis, our Global Chief Operating Officer, as participants in our Bonus Plan for 2003. Under our Bonus Plan, Mr. Lutnick was awarded the opportunity to earn a year-end cash bonus in an amount such that Mr. Lutnick's total cash compensation for 2003 shall be equal to an amount up to $1,000,000 plus (A) the percentage increase in pre-tax operating earnings per share from 2002 to 2003 calculated on the same basis as our 2002 earnings release, multiplied by (B) $1,000,000. Mr. Amaitis was awarded an opportunity to receive a year-end cash bonus in an amount such that Mr. Amaitis' total cash compensation for 2003 shall be equal to an amount up to $900,000 plus (A) the percentage increase in pre-tax operating earnings per share from 2002 to 2003 calculated on the same basis as our 2002 earnings release, multiplied by (B) $900,000. Our 2002 earnings release excluded a loss on unconsolidated investments, the provision for September 11, 2001 events, charitable contributions made and business interruption insurance proceeds received in relation to the September 11 events, and the amortization of business partner and non-employee securities. Under our Bonus Plan, the Bonus Plan Committee would retain the discretion to award any amounts up to the amounts set forth above.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under our Bonus Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who may participate in our Bonus Plan.

Under present federal income tax law, participants will generally realize ordinary income equal to the amount of the award received under our Bonus Plan in the year of such receipt. We will receive a deduction for the amount constituting ordinary income to the participant, provided that the participant's total compensation is below the Section 162(m) limit or our Bonus Plan award satisfies the requirements of the performance-based exception of Section 162(m) of the Code. It is our intention that the Bonus Plan be adopted and administered in a manner that preserves the deductibility of compensation under Section 162(m) of the Code.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of the holders of a majority of the Total Voting Power present in person or represented by Proxy at the Annual Meeting and entitled to vote is required to approve the Bonus Plan.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF OUR 2003 INCENTIVE BONUS COMPENSATION PLAN.

PROPOSAL 3 – APPROVAL OF OUR 1999 LONG-TERM INCENTIVE PLAN,
AS AMENDED AND RESTATED

Our board of directors amended our 1999 Long-Term Incentive Plan (the Plan), subject to the approval of our stockholders, to (1) increase the number of shares of our Class A common stock that may be subject to outstanding awards under the Plan from the greater of 16 million shares or 30% of the number of outstanding shares of all classes of outstanding stock to the greater of (i) 18.5 million shares or (ii) 30% of the number of outstanding shares of all classes of outstanding stock, in each case excluding those shares held by the families and estates of deceased employees, (2) provide for an overall limit on the number of shares of our Class A common stock that may be issued pursuant to the exercise or settlement of all awards granted under the Plan of 30 million and (3) conform the "performance-based" criteria in the Plan to those contained in the Bonus Plan. The purposes of the amendments are to (i) allow us to continue to attract, retain and reward present and prospective officers, employees, directors, consultants and certain other individuals (including employees of Cantor) and to continue to have the ability to compensate them in a way that provides additional incentives and enables such individuals to obtain and increase their ownership interests in our Class A common stock; (ii) to conform the Plan to newly adopted NASDAQ rules and tax regulations relating to incentive stock options (ISOs); and (iii) insure that the Plan and the Bonus Plan use the same factors to determine "performance-based" compensation.

We are submitting the Plan, as amended and restated to incorporate these changes, to our stockholders for approval. The approval or lack of approval of this proposal will not affect the rights of holders of awards that were granted prior to adoption by our board of directors of these amendments.

The Plan is set forth in Appendix C to this Proxy Statement, and the following description of the Plan is only intended to be a summary of the key provisions of the Plan. Such summary is qualified in its entirety by the actual text of the Plan to which reference is made.

DESCRIPTION OF THE PLAN

The purpose of the Plan is to provide a means to attract, retain, motivate and reward present and prospective directors, officers, employees and consultants of eSpeed and our parent and subsidiaries by increasing their ownership interests in eSpeed. Under the Plan, individual awards may take the form of: (i) options to purchase shares of our Class A common stock, including incentive stock options (ISOs), non-qualified stock options or both; (ii) stock appreciation rights (SARs); (iii) restricted stock, consisting of shares that are subject to forfeiture based on the failure to satisfy employment-related restrictions; (iv) deferred stock, representing the right to receive shares of stock in the future; (v) bonus stock and awards in lieu of cash compensation; (vi) dividend equivalents, consisting of a right to receive cash, other awards or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments; or (vii) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of our Class A common stock. Awards granted under the Plan are generally not assignable or transferable except by the laws of decent and distribution.

The Plan is generally administered by our Compensation Committee, except that our board of directors will perform the Compensation Committee's functions under the Plan for purposes of grants of awards to non-employee directors, and may perform any other function of the Compensation Committee as well. The Compensation Committee has the authority, among other things, to: (i) select the present or prospective directors, officers and other employees and consultants entitled to receive awards under the Plan; (ii) determine the form of awards, or combinations thereof, and whether such awards are to operate on a tandem basis or in conjunction with other awards; (iii) determine the number of shares of common stock or units or rights covered by an award; and (iv) determine the terms and conditions of any awards granted under the Plan, including any restrictions or limitations on transfer, any vesting schedules or the acceleration thereof and any forfeiture provisions or waiver thereof. The exercise price at which shares of our Class A common stock may be purchased pursuant to the grant of stock options under the Plan is to be determined by the Compensation Committee at the time of grant in its discretion, which discretion includes the ability to set an exercise price that is below the fair market value of the shares covered by such grant at the time of grant. The Compensation Committee's authority with respect to awards to employees who are not executive officers has been delegated to our Chief Executive Officer. This delegation may be revoked at any time.

The flexible terms of the Plan are intended to, among other things, permit the Compensation Committee to impose performance conditions with respect to any award, thereby requiring forfeiture of all or part of any award if performance objectives are not met, or linking the time of exercisability or settlement of an award to the achievement of performance conditions. For awards intended to qualify as performance-based compensation within the meaning of Section 162(m), such performance objectives will be based solely on (i) pre-tax or after-tax net income, (ii) pre-tax or after-tax operating income, (iii) gross revenue, (iv) profit margin, (v) stock price, (vi) cash flows, (vii) market share, (viii) pre-tax or after-tax earnings per share, (ix) pre-tax or after-tax operating earnings per share, (x) expenses, (xi) return on equity, or (xi) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures. The determination of whether any performance goal is satisfied will be made in accordance with GAAP, to the extent relevant. However, in connection with any goal that is based on operating income or operating earnings, the calculation may be made on the same basis as reflected in a release of our earnings for a previously completed period as specified by the Bonus Plan Committee.

As noted above, the maximum number of shares of our Class A common stock that may be subject to outstanding awards under the Plan, as proposed to be amended, may not exceed the greater of 30% of the aggregate number of shares of all classes of our common stock outstanding, determined immediately after each award is granted, or 18.5 million. In each case, the maximum number of shares subject to outstanding awards shall exclude those shares held by the families and estates of deceased employees, which consisted of options to purchase 3,807,024 shares of Class A Common Stock as of September 15, 2003. The Plan contains an overall limit on the number of shares of our Class A common stock that may be issued pursuant to the exercise or settlement of all awards granted under the Plan of 30 million. In addition, no individual may receive awards in any one calendar year relating to more than five million shares of our Class A common stock. The number of shares reserved or deliverable under the Plan and the number of shares subject to outstanding awards are subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events.

Except as otherwise provided in individual award agreements, all conditions and restrictions relating to the continued performance of services with respect to the exercisability or full enjoyment of an award will lapse immediately prior to a "change in control" (as defined in the Plan).

The Plan may be amended, altered, suspended, discontinued or terminated by our board of directors without stockholder approval unless such approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which our Class A common stock is then listed or quoted. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable tax treatment on such approval, although our board of directors may, in its discretion, seek stockholder approval in any circumstances in which it deems such approval advisable.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Plan.

The grant of an option or SAR will create no tax consequences for the participant or us. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and we will receive no deduction at that time. Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable stock received. In each case, we will generally be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

A participant's disposition of shares acquired upon the exercise of an option or SAR generally will result in capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally there will be no tax consequences to us in connection with a disposition of shares acquired upon the exercise of an option or other award, except that we will generally be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

With respect to awards granted under the Plan that may be settled either in cash or in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or fair market value of stock or other property received. We will generally be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. We will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of the shares or other property rather than upon the lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including capital loss, for the value of the shares or property on which the participant previously paid tax. Such election must be made and filed with the Internal Revenue Service within 30 days of the receipt of the shares or other property.

As discussed above, in certain cases the tax deduction to which we otherwise are entitled may be limited by application of Section 162(m) of the Code.

VOTE REQUIRED FOR APPROVAL

The affirmative vote of the holders of a majority of the Total Voting Power present in person or represented by Proxy at the Annual Meeting and entitled to vote is required to approve the Plan, as amended and restated.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF OUR 1999 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED.

PERFORMANCE GRAPHS

The first performance graph below shows a comparison of the cumulative total return, on a dividend reinvestment basis, measured on December 10, 1999 (the date of our initial public offering), December 31, 1999, December 31, 2000 and December 31, 2001 and December 31, 2002 assuming $100 was invested on December 10, 1999 in our Class A common stock, our former selected peer group, our new selected peer group and the S&P 500. The second performance graph below shows a comparison of the cumulative total return, on a dividend reinvestment basis, measured on October 5, 2001 (the date of resumption of trading of our Class A common stock after September 11, 2001), December 31, 2001, December 31, 2002 and September 15, 2003 assuming $100 was invested on October 5, 2001 in our Class A common stock, our former selected peer group, our new selected peer group and the S&P 500. Our former peer group consisted of Ariba, ITG, FreeMarkets and Instinet. Our new peer group includes ITG and Instinet, but we have replaced Ariba and Freemarkets with Chicago Mercantile Exchange and NASDAQ because we believe that Chicago Mercantile Exchange and NASDAQ, as transaction venues, better represent our current business and are more commercially viable than the companies we replaced. The returns of each peer group company have been weighted according to its stock market capitalization for purposes of arriving at a peer group average.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE FORMATION TRANSACTIONS

Concurrently with our initial public offering, Cantor contributed to us certain of our assets. These assets primarily consist of the proprietary software, network distribution systems, technologies and related contractual rights that comprise our eSpeed® system. In exchange for these assets, we issued to Cantor 43,999,900 shares of our Class B common stock, representing approximately 98% of the voting power of our capital stock outstanding at the time. Cantor converted 3,350,000 of these shares into the shares of our Class A common stock which it sold in our initial public offering in December 1999.

We entered into the agreements described below in connection with the formation transactions and to help define the terms of our relationship with Cantor in the future. In an effort to mitigate conflicts of interest between us and Cantor, we and Cantor have agreed that none of these agreements may be amended without the approval of a majority of our disinterested directors.

JOINT SERVICES AGREEMENT

Under our Amended and Restated Joint Services Agreement, with Cantor and services agreements with TradeSpark, Freedom, Municipal Partners, LLC and CO2e.com, LLC, we own and operate the electronic trading systems and are responsible for providing electronic brokerage services, and Cantor, TradeSpark, Freedom, Municipal Partners, LLC and CO2e.com, LLC provide voice-assisted brokerage services, clearance, settlement and other fulfillment and related services, such as credit and risk management services, oversight of client suitability and regulatory compliance, sales positioning of products and other services customary to brokerage operations. Our agreement with Cantor provides for a perpetual term.

REVENUE SHARING ARRANGEMENTS

Under our Amended and Restated Joint Services Agreement, with Cantor and services agreements with TradeSpark, Freedom, Municipal Partners, LLC and CO2e.com, LLC, we own and operate the electronic trading system and are responsible for providing electronic brokerage services, and Cantor, TradeSpark, Freedom, Municipal Partners, LLC or CO2e.com, LLC provides voice-assisted brokerage services, fulfillment services, such as clearance and settlement, and related services, such as credit risk management services, oversight of client suitability and regulatory compliance, sales positioning of products and other services customary to marketplace intermediary operations. In general, for fully electronic transactions, we receive 65% of the transaction revenues and Cantor, TradeSpark or Freedom receives 35% of the transaction revenues. We and Municipal Partners, LLC each receive 50% of the fully electronic revenues related to municipal bonds and we and CO2e.com, LLC each receive 50% of the fully electronic revenues. In general, for voice-assisted brokerage transactions, we receive 7% of the transaction revenues, in the case of Cantor transactions, and 35% of the transaction revenues, in the case of TradeSpark or Freedom transactions. In the case of CO2e.com, LLC, we receive 50% of CO2e.com, LLC fully electronic revenues and 15% of the voice-assisted and open outcry revenues until December 31, 2003, and 20% of voice-assisted and open outcry revenues thereafter. In addition, we receive 25% of the net revenues from Cantor's gaming business. And, with respect to an eSpeed equity order routing business, conducted for Cantor, we and Cantor each receive 50% of the revenues, after deduction of specified marketing, sales and other costs and fees.

In February 2003, we agreed with Cantor that with respect to (i) certain network access facilities services agreements and (ii) other circumstances in which Cantor refers network access facility services business to us, 60% of net revenues from such business would be paid to Cantor and 40% of such revenues would be paid to us. This revenue sharing arrangement will be made after deduction of all sales commissions and direct third-party costs, including circuits and maintenance.

In May 2003, we agreed that to the extent that we market the eSpeed ELITE market data product on behalf of Cantor, Cantor will pay us 20% of the revenues for such product.

SOFTWARE SOLUTIONS SERVICES

We provide to Cantor, TradeSpark, Freedom, Municipal Partners, LLC and CO2e.com, LLC, Software Solutions services, including (1) systems administration; (2) internal network support; (3)

support and procurement for desktops of end-user equipment; (4) operations and disaster recovery services; (5) voice and data communications; (6) support and development of systems for clearance, settlement and other fulfillment services; (7) systems support for broker; (8) electronic applications systems and network support and development; and (9) provision and/or implementation of existing electronic applications systems, including improvements and upgrades thereto, and use of the related intellectual property rights. In general, we charge Cantor, TradeSpark and Freedom the actual direct and indirect costs, including overhead, that we incur in performing these services. We charge Municipal Partners, LLC an amount based on the actual direct and indirect costs, including overhead, of providing such services. These services are provided to CO2e.com, LLC at no additional cost other than the revenue sharing arrangement set forth above. In exchange for a 25% share of the net revenues from Cantor's gaming businesses, we are obligated to spend and do not get reimbursed for the first $750,000 each quarter of costs of providing support and development services for such gaming businesses.

INTELLECTUAL PROPERTY

Cantor has granted to us a license covering Cantor's patents and patent applications that relate to our eSpeed® system. The license is perpetual, irrevocable, worldwide and royalty free and is exclusive, except in the event that (1) we are unwilling to provide to Cantor any requested services covered by the patents with respect to a marketplace and Cantor elects not to require us to do so, or we are unable to provide such services or (2) we do not exercise our right of first refusal to provide to Cantor electronic brokerage services with respect to a marketplace, in which events Cantor will have a limited right to use the patents and patent applications solely in connection with the operation of that marketplace. Cantor will cooperate with us, at our expense, in any attempt by us to prevent any third party infringement of our patent rights under the license. Cantor has also granted to us a non- exclusive, perpetual, irrevocable worldwide, royalty-free right and license to use the servicemarks "Cantor ExchangeSM," "Interactive MatchingSM," "MOLESM" and "CXSM".

NON-COMPETITION AND MARKET OPPORTUNITY PROVISIONS

The Joint Services Agreement imposes performance obligations on us and restricts our ability to compete with Cantor and Cantor's ability to compete with us in markets that we and Cantor traditionally operate. We and Cantor have agreed to exclude the TradeSpark and Freedom marketplaces from the provisions of the Joint Services Agreement in order to enable us to enter into separate agreements in connection with the new marketplaces.

ADMINISTRATIVE SERVICES AGREEMENT

Under our Administrative Services Agreement with Cantor, Cantor provides certain administrative and management services to us. Cantor makes available to us some of its administrative and other staff, including its internal audit, treasury, legal, tax, insurance, human resources, facilities, corporate development and accounting staffs. Members of these staffs arrange for our insurance coverage and provide a wide array of services, including administration of our personnel and payroll operations, benefits administration, internal audits, facilities management, promotional sales and marketing, legal, risk management, accounting and tax preparation and other services. We reimburse Cantor for the actual costs incurred by Cantor, plus other reasonable costs, including reasonably allocated overhead and any applicable taxes. We have also entered into arrangements with Cantor under which we have the right to use certain assets, principally computer equipment, from Cantor. These assets are subject to operating leases with third party leasing companies. Under the Administrative Services Agreement, we provide sales, marketing and public relations services to Cantor. Cantor reimburses us for the actual costs incurred by us, plus other reasonable costs, including reasonably allocated overhead. The Administrative Services Agreement has a three-year term which will renew automatically for successive one-year terms unless canceled by either us or Cantor upon six months' prior notice; provided, however, that our right to use our London office space expires at the earlier of (1) the time Cantor's lease expires in 2016 or (2) until Cantor ceases to be an affiliate of ours and Cantor asks us to vacate.

Pursuant to the Administrative Services Agreement, Cantor is required to obtain for us, among other things, property and casualty insurance of not less than $40 million and business interruption insurance of $25 million. Cantor has procured property insurance coverage for us covering our fixed assets of $40 million and business interruption insurance in the amount of $25 million. However, in the case of business interruption insurance, we are listed on this insurance policy as one of several insured parties, together with Cantor and several of its affiliates. This insurance policy is for aggregate amounts in excess of the amounts set forth above. The Administrative Services Agreement does not provide for the allocation of the proceeds among the named insured parties. Insurance proceeds paid to date have been paid to Cantor on behalf of all parties named on the policy, and Cantor has allocated these proceeds among the insured parties. As a result of the terrorist attacks of September 11, 2001, our offices in the World Trade Center were destroyed and we lost 180 of our employees, including many members of our senior management (the September 11 Events). Pursuant to the above allocation, as of December 31, 2002, we had received approximately $20.5 million of property insurance proceeds with respect to fixed assets of ours that were destroyed as a result of the September 11 Events and approximately $12.8 million of business interruption insurance proceeds, representing payments for both lost revenues and increased expenses.

REGISTRATION RIGHTS AGREEMENT

Pursuant to the Registration Rights Agreement entered into by Cantor and us, Cantor has received piggyback and demand registration rights.

The piggyback registration rights allow Cantor to register the shares of our Class A common stock issued or issuable to it in connection with the conversion of its shares of our Class B common stock whenever we propose to register any shares of our Class A common stock for our own or another's account under the Securities Act for a public offering, other than any shelf registration of shares of our Class A common stock to be used as consideration for acquisitions of additional businesses and registrations relating to employee benefit plans.

Cantor also has the right, on three occasions, to require that we register under the Securities Act any or all of the shares of our Class A common stock issued or issuable to it in connection with the conversion of its shares of our Class B common stock. The demand and piggyback registration rights apply to Cantor and to any transferee of shares held by Cantor who agrees to be bound by the terms of the Registration Rights Agreement.

We have agreed to pay all costs of one demand and all piggyback registrations, other than underwriting discounts and commissions. We have also agreed to indemnify Cantor and any transferee for certain liabilities they may incur in connection with the exercise of their registration rights. All of these registration rights are subject to conditions and limitations, including (1) the right of underwriters of an offering to limit the number of shares included in that registration; (2) our right not to effect any demand registration within six months of a public offering of our securities; and (3) that Cantor agrees to refrain from selling its shares during the period from 15 days prior to and 90 days after the effective date of any registration statement for the offering of our securities.

POTENTIAL CONFLICTS OF INTEREST AND COMPETITION WITH CANTOR

Various conflicts of interest between us and Cantor may arise in the future in a number of areas relating to our past and ongoing relationships, including potential acquisitions of businesses or properties, the election of new directors, payment of dividends, incurrence of indebtedness, tax matters, financial commitments, marketing functions, indemnity arrangements, service arrangements, issuances of our capital stock, sales or distributions by Cantor of its shares of our common stock and the exercise by Cantor of control over our management and affairs. Four of our directors and a majority of our officers also serve as directors and/or officers of Cantor. Simultaneous service as an eSpeed director or officer and service as a director or officer, or status as a partner, of Cantor could create or appear to create potential conflicts of interest when such directors, officers and/or partners are faced with decisions that could have different implications for us and for Cantor. Mr. Lutnick, our Chairman, President and Chief Executive Officer, is the sole stockholder of the managing general partner of Cantor. As a result, Mr. Lutnick controls Cantor. Mr. Lutnick and the Cantor entities own shares of our Class A common stock and Class B common stock representing approximately 90.0% of the Total Voting Power of our capital stock. Mr. Lutnick's simultaneous service as our Chairman, President and Chief Executive Officer and his control of Cantor could create or appear to create potential conflicts of interest when Mr. Lutnick is faced with decisions that could have different implications for us and for Cantor.

Our relationship with Cantor may result in agreements that are not the result of arm's-length negotiations. As a result, the prices charged to us or by us for services provided under agreements with Cantor may be higher or lower than prices that may be charged by third parties and the terms of these agreements may be more or less favorable to us than those that we could have negotiated with third parties. However, transactions between us and Cantor and/or its other affiliates are subject to the approval of a majority of our independent directors. In addition, Cantor can compete with us under certain circumstances.

WILLIAMS AND DYNEGY

On June 5, 2000, each of Williams Energy Marketing & Trading and Dynegy purchased a unit consisting of (a) 789,071 shares of our Class A common stock and (b) warrants exercisable for the purchase of up to 666,666 shares of our Class A common stock, for an aggregate purchase price for the unit of $25.0 million. The warrants have a per share exercise price of $35.20, a 10-year term and are exercisable commencing on December 5, 2005, subject to acceleration under certain prescribed circumstances. Acceleration results from the investment by Williams and/or Dynegy, along with at least two additional participants, in four new electronic and telephonic verticals to be formed by us and Cantor, which we refer to as Qualified Verticals, by an agreed upon date. The initial agreed upon date of June 2001 was extended by the parties for a period not to exceed two years. We refer to such period as the Presentment Period. The Presentment Period operates in three month increments, and is subject to the right of Dynegy and Williams to refuse to grant an additional three month extension on not less than 30 days' prior notice to us. In connection with the four Qualified Verticals, Williams and, subject to certain limitations, Dynegy, will be entitled to invest $25.0 million in shares of our Class A common stock at a 10% discount to the trading price of our Class A common stock determined at the time of the investment in the Qualified Vertical. If we present Qualified Vertical opportunities in accordance with the terms of the agreements, and either Williams or Dynegy does not invest in at least four Qualified Verticals, the non-investing entity will be required to make a $2,500,000 payment to us for each investment not made, up to a maximum of $10 million. Williams and Dynegy have already invested in the first Qualified Vertical presented to it, Tradespark.

At such time as Williams and Dynegy (or their permitted affiliate assignees) have made an aggregate equity investment in us of an amount equal to at least $100.0 million, valued on a cost basis (and for so long as such parties maintain ownership of equity securities having such cost basis), Cantor will use its best efforts to cause one designee jointly selected by Williams and Dynegy to be nominated to our board of directors and to vote its shares of common equity in favor of such designee.

In connection with the Williams and Dynegy transactions, we purchased from Cantor 789,071 shares of our Class A common stock, representing half of the number of shares of our Class A common stock sold by us to Williams and Dynegy, for a purchase price of $25.0 million. In addition, Cantor has agreed to sell half of the number of shares to be purchased by Williams and Dynegy, in the aggregate, each time an additional investment right is exercised in connection with a new Qualified Vertical for the same purchase price per share as is paid by Williams and Dynegy at the time.

TRADESPARK

On September 22, 2000, we made a cash investment in TradeSpark of $2.0 million in exchange for a 5% interest in TradeSpark, and Cantor made a cash investment of $4.25 million in TradeSpark and agreed to contribute to TradeSpark certain assets relating to its voice brokerage business in certain energy products in exchange for a 28.33% interest in TradeSpark. We and Cantor also executed an amendment to the Joint Services Agreement in order to enable each of us to engage in this business transaction. The remaining 66.67% interest in TradeSpark was purchased by energy industry market participants (EIPs). In connection with such investment, we entered into a perpetual technology services agreement with TradeSpark pursuant to which we provide the technology infrastructure for the transactional and technology related elements of the TradeSpark marketplace as well as certain other services to TradeSpark in exchange for specified percentages of transaction revenues from the marketplace. If a transaction is fully electronic, we receive 65% of the aggregate transaction revenues and TradeSpark receives 35% of the transaction revenues. In general, if TradeSpark provides voice-assisted brokerage services with respect to a transaction, then we receive 35% of the revenues and TradeSpark receives 65% of the revenues. Cantor also entered into an administrative services agreement with TradeSpark pursuant to which it provides administrative services to TradeSpark at cost. We and Cantor each received representation rights on the management committee of TradeSpark in proportion to our ownership interests in TradeSpark.

In order to provide incentives to the EIPs to trade on the TradeSpark electronic marketplace, which will result in commissions to us under the TradeSpark technology services agreement, we issued 5,500,000 shares of our Series A preferred stock and 2,500,000 shares of our Series B preferred stock to a limited liability company newly-formed by the EIPs to hold their investments in TradeSpark and the Series A and B preferred stock.

MUNICIPAL PARTNERS

In January 2002, Cantor sold the assets of the business known as Municipal Partners, Inc., a municipal bond broker, to a newly formed limited company, Municipal Partners, LLC, formed by Brian Kelly, a former employee of Cantor, in exchange for a 25% special interest in Municipal Partners LLC. Cantor had purchased substantially all of the assets of Municipal Partners, Inc. in July 2000. Cantor also loaned $1,000,000 to Municipal Partners, LLC and is entitled to distributions equal to 5% of the gross revenues of the business less the amount of our revenue share for electronic transactions. Pending receipt of applicable licenses by Municipal Partners, LLC, Cantor provided Municipal Partners, LLC with interim services. In connection with the sale, we (1) granted Municipal Partners LLC a non-exclusive license to use our software and technology to operate a municipal bond brokerage business; (2) will maintain our municipal bond trading platform and provide the software capabilities that were in place in Cantor's municipal bond business (we are to be compensated for upgrading the trading platform at cost plus a reasonable profit or at prevailing rates, at our election); (3) will provide web-hosting, technical and customer support at cost plus a reasonable fee to Municipal Partners LLC; (4) will receive 50% of gross revenues of Municipal Partners LLC with respect to electronic transactions; and (5) terminated existing arrangements with former brokers in the business (some of whom are deceased) pursuant to which we had given them shares of our Class A common stock valued at $1,250,000 in exchange for promissory notes in the same amount with the result that the notes were terminated and the shares were cancelled. This agreement is currently subject to litigation.

FREEDOM INTERNATIONAL BROKERAGE

On January 29, 2001, we and Cantor formed a limited partnership to acquire 66.7% of Freedom International Brokerage. On April 4, 2001, we contributed 310,769 shares of our Class A common stock to the limited partnership, which entitles us to 75% of the limited partnership's interest in Freedom. We share in 15% of the limited partnership's cumulative profits but not in its cumulative losses. Cantor contributed 103,588 shares of our Class A common stock as the general partner. Cantor will be allocated all of the limited partnership's cumulative losses and 85% of the cumulative profits. The limited partnership exchanged the 414,357 shares for its 66.7% interest in Freedom. In addition, we issued warrants to purchase 400,000 shares of our Class A common stock to provide incentives to the Freedom owner-participants other than us and Cantor to migrate to our fully electronic platform. To the extent necessary to protect us from any allocation of losses, Cantor is required to provide future capital contributions to the limited partnership up to an amount that would make Cantor's total contribution equal to our investment in the limited partnership.

Upon the closing of the transaction, we entered into a services agreement with Freedom to provide for electronic trading technology and services and infrastructure/back-offices services. Under this agreement, we are entitled to 65% of the electronic transaction services revenues and Freedom is entitled to 35% of the revenues. We also receive 35% of revenues derived from all voice-assisted transactions, other miscellaneous transactions and the sale of market data or other information that is not incidental to the above services.

CO2E.COM, LLC

On October 11, 2002, Mitsui & Co. (U.S.A.), Inc. and MB Emission Trading, Inc. (Mitsui) invested $1,200,000 in CO2e, a Cantor subsidiary. CO2e's purpose is to form and operate one or more electronic trading markets for products related to the mitigation of greenhouse gasses and related activities and to provide brokerage information and consulting services relating to the emission or mitigation of greenhouse gasses and related issues. In connection therewith, we and CO2e entered into a Services Agreement whereby we will receive 50% of CO2e's fully electronic revenues and 15% of CO2e's voice-assisted and open outcry revenues until December 2003, and 20% thereafter. The Services Agreement supersedes the provisions of the Joint Services Agreement with respect to CO2e transactions. Mitsui received 4% of the equity of CO2e and we agreed to transfer certain intellectual property rights to CO2e.

UBS

On August 21, 2002, we entered into a Global Fixed Income Transaction Fee Agreement (the UBS Agreement) with UBS AG and certain named affiliates (collectively, UBS) and Cantor for UBS to execute trades electronically on our eSpeed® system in U.S. Securities, Agency Securities, European Government Bonds, UK Gilts, Japanese Government Bonds and swaps of these various securities instruments. The UBS Agreement has an initial term of two and one-half years, commencing as of January 1, 2002. In addition to quarterly participation fees to be paid to Cantor, UBS will pay transaction fees to Cantor for each executed transaction. These fees will then be shared with us in accordance with our Joint Services Agreement with Cantor.

In connection with the Agreement, we issued to UBS a warrant to purchase 300,000 shares of our Class A common stock. The warrant has a term of 10 years and has an exercise price equal to $8.75, the market value of the underlying Class A common stock on the date of issuance. The warrant is fully vested and nonforfeitable, and is exercisable nine years and six months after issuance, subject to acceleration upon the satisfaction by UBS of its commitment conditions provided for in the Agreement. We incurred a non-cash charge equal to the fair value of the warrant on the date of issuance, which will be amortized over the term of the Agreement.

In addition, we have provided UBS with piggyback registration rights for the Class A common stock underlying the warrants.

We have notified UBS that we believe it failed to comply with the commitment condition for the period August 1, 2002 – July 31, 2003 and, absent renegotiation, is not entitled to acceleration of the first tranche of warrant shares (150,000 shares).

DEUTSCHE BANK

On July 30, 2001, we entered into an agreement to form a business partner relationship with Deutsche Bank, AG (Deutsche Bank), whereby Deutsche Bank will channel its electronic market-making engines and liquidity for specified European fixed income products using our electronic trading platform. In connection with the agreement, Deutsche Bank purchased 750 shares of our Series C Redeemable Convertible Preferred Stock (Series C Preferred) at its par value of $0.01 per share. Each share of the Series C Preferred is convertible at the option of Deutsche Bank into 10 shares of our Class A common stock at any time during the five years ending July 31, 2006.

At the end of each year of the five year agreement in which Deutsche Bank fulfills its liquidity and market-making obligations for specified products, 150 shares of Series C Preferred will automatically convert into warrants to purchase 150,000 shares of our Class A common stock at an exercise price of $14.79 per share.

At the end of the five year period, to the extent that Deutsche Bank does not fulfill its obligations under the agreement and Series C Preferred shares remain outstanding, we have the option to redeem each share of the Series C Preferred outstanding in exchange for 10 shares of our Class A common stock.

Deutsche Bank was deemed to have fulfilled its obligations under the agreement for the 12 months ended July 30, 2002 and, accordingly, a warrant to purchase 150,000 shares of our Class A common stock was issued by us. We have informed Deutsche Bank that it was not in compliance with the agreement for the 12 months ended July 30, 2003 and that a warrant will not be issued for such period.

Based on certain communications and the failure of Deutsche Bank to comply with the agreement since March 28, 2003, we have further notified Deutsche Bank that we believe it has terminated its right to receive warrants under the agreement for the remaining commitment periods. The 150 shares of Series C Preferred with respect to the twelve-month period ended July 30, 2003 are redeemable by us for 1,500 shares of Class A common stock.

INDEMNIFICATION BY CANTOR

Although we do not expect to incur any losses with respect to pending lawsuits or supplemental allegations relating to Cantor and Cantor's limited partnership agreement, Cantor has agreed to indemnify us with respect to any liabilities we incur as a result of such lawsuits or allegations.

OTHER TRANSACTIONS

We enter into overnight reverse repurchase agreements with Cantor. At December 31, 2002, the reverse repurchase agreements totaled $186.7 million, including accrued interest. The securities collateralizing the reverse repurchase agreements are held under a custodial arrangement at J.P. Morgan Chase.

On September 12, 2002, we donated $500,000 to the Cantor Fitzgerald Relief Fund (the Relief Fund) in connection with a charity day. The Relief Fund is a tax-exempt organization established to aid the families of the victims who perishedas a result of the September 11 Events. Mr. Lutnick, our Chief Executive Officer, is one of the directors of the Relief Fund. Edie Lutnick, Mr. Lutnick's sister, and Stuart Fraser, Cantor's Vice Chairman, are the other directors of the Relief Fund.

In February 2003, we sold to Cantor fixed assets with a net book value of approximately $2.5 million pursuant to a sale-leaseback agreement. We retain use of the assets in exchange for a $95,000 monthly charge under the Administrative Services Agreement.

In 2002, we paid to Curran & Connors, Inc. approximately $166,460 in fees and printing and production expenses with respect to the production of our annual report. Hank Morris, a member of our board of directors, serves as Chairman and CEO of Curran & Connors and is its controlling shareholder. In addition, in 2002, we paid Morris & Carrick, Inc., a media and strategic consulting firm, $125,000 in consulting fees and Cantor Fitzgerald paid Morris & Carrick $125,000 in consulting fees. Mr. Morris is the Chairman and President of Morris & Carrick.

REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

The Audit Committee of our board of directors is made up solely of independent directors, as defined in the rules of The NASDAQ Stock Market, Inc., and it operates under a written charter adopted by our board of directors. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The charter is presently under review, and it is expected that our board of directors, with the recommendation of the Audit Committee, will amend the charter later this year or early next year to reflect the relevant provisions of the Sarbanes-Oxley Act and related NASDAQ rules. A copy of the Audit Committee's current charter is attached hereto as Appendix A.

As described more fully in its charter, the primary function of the Audit Committee is to assist our board of directors in its general oversight of our financial reporting, internal controls and the audit process. Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Deloitte & Touche LLP, an independent auditing firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee's members in business, financial and accounting matters.

The Audit Committee has an annual agenda that includes reviewing our financial statements, internal controls and audit matters as well as related party transactions. The Audit Committee meets each quarter with Deloitte & Touche LLP and management to review our interim financial results before the publication of our quarterly earnings press releases. Management's and independent auditors' presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent auditors. In addition, the Audit Committee generally oversees our internal compliance programs.

Among other matters, the Audit Committee monitors the activities and performance of our external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditors may be retained to perform non-audit services. Our independent auditors provide the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discusses with the independent auditors and management that firm's independence.

In accordance with existing Audit Committee policy and the more recent requirements of the Sarbanes-Oxley Act, all services to be provided by Deloitte & Touche LLP are subject to pre-approval by the Committee. This includes audit services, audit-related services, tax services and other services.

The Audit Committee has reviewed and discussed our consolidated financial statements for fiscal year 2002 with management and the independent auditors; management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles; and the independent auditors represented that their presentations included the matters required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." This review included a discussion with management of the quality, not merely the acceptability, of our accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in our financial statements. In reliance on these views and discussions, and the report of the independent auditors, the Audit Committee recommended to our board of directors, and our board of directors approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

THE AUDIT COMMITTEE
Larry R. Carter John H. Dalton William J. Moran Albert M. Weis

INDEPENDENT AUDITOR FEES

In addition to retaining Deloitte & Touche LLP to audit our consolidated financial statements for 2002, we retained Deloitte & Touche LLP to provide consulting services and to audit our Deferral Plan. The aggregate fees for professional services by Deloitte & Touche LLP in 2002 for these various services were:

Audit Fees:    We were billed $493,280 for services rendered relating to the annual audit of our consolidated financial statements for 2002. We were billed $84,614 for the quarterly reviews performed during 2002.

Financial Information Systems Design And Implementation Fees:    No fees for financial information systems design and implementation were billed or paid during 2002.

All Other Fees:    The aggregate Deloitte & Touche LLP fees billed for 2002 for services other than as set forth above were $161,350 for consulting services and auditing our Deferral Plan. The Audit Committee considered that the provision of these services was compatible with maintaining Deloitte & Touche LLP's independence.

INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, our board of directors selected Deloitte & Touche LLP as our independent auditors for our fiscal year ending December 31, 2003. One or more representatives of Deloitte & Touche LLP are expected to attend our Annual Meeting to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

EXPENSES OF SOLICITATION

The total cost of the Proxy solicitation will be borne by us. In addition to the mails, Proxies may be solicited by our directors and officers by personal interviews, telephone and telegraph. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to the beneficial owners of shares of Common Equity entitled to vote at our Annual Meeting and that such persons will be reimbursed for their out-of-pocket expenses incurred in this connection.

STOCKHOLDER PROPOSALS

If a stockholder desires to present a proposal for inclusion in next year's Proxy Statement, the proposal must be submitted in writing to us for receipt not later than May 30, 2004. Additionally, to be included in the proxy materials, proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act and our by-law provisions. Stockholders who wish to submit a proposal for consideration at our 2004 Annual Meeting of Stockholders, but who do not wish to submit a proposal for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, should deliver a copy of their proposal no later than 45 days prior to the day and month of the notice of meeting pertaining to our 2003 Annual Meeting of Stockholders. If a stockholder fails to provide such 45-day notice, the respective proposal need not be addressed in the proxy materials and the proxies may exercise their discretionary voting authority when the proposal is raised at the annual meeting. In either case, proposals should be delivered to eSpeed, Inc., 135 E. 57th Street, New York, NY 10022, Attention: Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than 10% of our Class A common stock to file reports of ownership of such securities with the Securities and Exchange Commission. Such officers, directors and 10% stockholders are also required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of the forms furnished to us, we believe that for our fiscal year ended December 31, 2002 our officers, directors and 10% stockholders filed all required Section 16(a)

forms on a timely basis, except that the Forms 4 reflecting option grants to the Named Executive Officers on December 9, 2002 were filed in January 2003.

MISCELLANEOUS

Our board of directors knows of no other business to be presented at our Annual Meeting. If, however, other matters properly do come before our Annual Meeting, it is intended that the Proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons holding such Proxies.

STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED.

By Order of the Board of Directors,
STEPHEN M. MERKEL Secretary

New York, New York
September 26, 2003

APPENDIX A

eSpeed, Inc.
Audit Committee Charter

Purpose and Role

The Audit Committee is a committee of the Board of Directors consisting solely of independent directors, as defined in NASD Rule 4200(a)(14). Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels.

The Audit Committee's primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;
•	Review and appraise the audit efforts of the Company's independent auditors and internal audit department; and
•	Provide an open avenue of communication between the independent auditors, the internal audits department, senior management and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities listed below.

Duties and Responsibilities

In order to fulfill its duties and responsibilities, the Audit Committee shall:

1.	Meet at least four times a year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.
2.	Review and update the Committee's charter periodically, at least annually, as conditions dictate.
3.	Recommend to the Board of Directors the appointment of or appoint the independent auditors, which shall be accountable to the Board and the Committee as representatives of the Company's stockholders, consider the auditors' independence and effectiveness, approve the fees and other compensation to be paid to the independent auditors, and, where appropriate, recommend to the Board the replacement of or replace the outside auditors.
4.	Evaluate the performance of the independent auditors and approve any proposed discharge of the independent auditor when circumstances warrant.
5.	Periodically assess the independence of the independent auditors and review the level of any management consulting or other services provided by the independent auditors, including, without limitation, (a) requiring the receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard 1, (b) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and (c) taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditors.
6.	Discuss with management and the independent auditors, the rationale for employing audit firms other than the principal independent auditors and review the level of any non-audit fees incurred.
7.	Review and concur with the appointment, replacement, re-assignment or dismissal of the senior internal auditing executive.

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8.	Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.
9.	Periodically consult with management and the independent auditors about significant financial risk exposures within the business, and assess the steps taken to monitor and control such exposures to the Company.
10.	Consider and review with management and the independent auditors, the adequacy of the Company's internal controls (including computerized information system controls and security) and the integrity of the Company's financial reporting processes, both internal and external.
11.	Review the regular internal reports to management prepared by the internal auditing department and management's response. Consider the extent to which any changes or improvements identified in the accounting practices and/or internal controls have been implemented.
12.	Review any management letters and/or other reports issued by the independent auditors and consider management's response. Consider the extent to which any changes or improvements identified in the accounting practices and/or internal controls have been implemented.
13.	Review the results of any audits or inspections conducted by the NASD or SEC and consider management's response. Consider the extent to which any findings or recommendations identified in the reviews have been addressed by management.
14.	Review, in consultation with the independent auditors and the internal auditor, the annual audit scope and plan. Assess the coordination of audit effort to ensure completeness of coverage, reduction of redundant effort and the effective use of resources.
15.	Following completion of the annual audit, review separately with management and the independent auditors:
15.1.	the Company's annual financial statements and related footnotes;
15.2.	the audit report and opinion issued by the independent auditors;
15.3.	any significant difficulties encountered during the course of the audit, including any restrictions in the scope of work or access to required information;
15.4.	any significant changes or modifications required in the independent auditors' audit plan;
15.5.	any serious difficulties or disputes with management encountered during the course of the audit or preparation of the financial statements; and
15.6.	any other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.
16.	Review an analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements. Consider the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.
17.	Review major changes to the Company's accounting principles and practices as suggested by the independent auditors or management.
18.	Review all SEC filings and other published documents containing financial data about the Company for reasonableness and consistency.
19.	Review with financial management and the independent auditors the Quarterly Report on Form 10-Q prior to its filing or prior to the release of earnings.
20.	Review the policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent auditors or internal audit department.

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21.	Review management's monitoring of the Company's compliance with its code of conduct, and ensure that management has the proper review system in place to review that the Company's financial statements, reports and other financial information disseminated to government agencies and the public, satisfies all legal requirements.
22.	Obtain reports from management and the independent auditors, showing that the Company's foreign affiliate and subsidiary entities are in conformity with applicable legal requirements and the Company's code of conduct.
23.	Periodically meet with the independent auditors, the internal audit department and senior management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.
24.	Review with the Company's General Counsel at an executive session any legal or regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and/or programs and reports received from regulators.
25.	Report Committee actions to the Board of Directors with such recommendations, as the Committee may deem appropriate.
26.	Prepare a letter for inclusion within the annual report that describes the Committee's composition and responsibilities and how they were discharged.
27.	Perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

Nor is it the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations and the Company's code of conduct.

A-3

APPENDIX B

eSPEED, INC.

2003 INCENTIVE BONUS COMPENSATION PLAN

1.	Purpose. The purpose of this 2003 Incentive Bonus Compensation Plan (the "Plan") of eSpeed, Inc. (the "Company") is (i) to retain key employees of the Company by providing them with the opportunity to earn bonus awards that are based on the achievement of specified performance goals; and (ii) to structure such bonus opportunities in a way that will qualify the awards made as "performance-based" for purposes of Section 162(m) of the Code so that the Company will be entitled to a tax deduction for the payment of such incentive awards to such employees.
2.	Definitions. As used in the Plan, the following terms shall the meanings set forth below:
(a)	"Applicable Period" shall mean, with respect to any Performance Period, a period commencing on or before the first day of such Performance Period and ending no later than the earlier of (i) the 90th day of such Performance Period, or (ii) the date on which 25% of such Performance Period has been completed. Any action required under the Plan to be taken within the period specified in the preceding sentence may be taken at a later date if, but only if, the regulations under Section 162(m) of the Code are hereafter amended, or interpreted by the Internal Revenue Service, to permit such later date, in which case the term "Applicable Period" shall be deemed amended accordingly.
(b)	"Board" shall mean the Board of Directors of the Company as constituted from time to time.
(c)	"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.
(d)	"Committee" shall mean the committee for the Board consisting solely of two or more non-employee directors (each of whom is intended to qualify as an "outside director" within the meaning of Section 162(m) of the Code) designated by the Board as the committee responsible for administering and interpreting the Plan.
(e)	"Company" shall mean eSpeed, Inc., a corporation organized under the laws of the State of Delaware, and any successor thereto.
(f)	"Individual Award Opportunity" shall mean the performance-based award opportunity for a given Participant for a given Performance Period as specified by the Committee within the Applicable Period, which may be expressed in dollars or on a formula basis that is consistent with the provisions of the Plan.
(g)	"Negative Discretion" shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate, or reduce the size of, a bonus award otherwise payable to a Participant for a given Performance Period, provided that the exercise of such discretion would not cause the award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used (i) to provide for an award under the Plan in excess of the amount payable based on actual performance versus the applicable performance goals for the Performance Period in question, or in excess of the maximum individual award limit specified in Section 6(b) below, or (ii) to increase the amount otherwise payable to any other Participant.
(h)	"Participant" shall mean, for any given Performance Period with respect to which the Plan is in effect, each key employee of the Company (including any subsidiary, operating unit or division) and who is designated as a Participant in the Plan for such Performance Period by the Committee pursuant to Section 4 below.

(i)	"Performance Period" shall mean any period commencing on or after January 1, 2003 for which performance goals are set under Section 5 and during which performance shall be measured to determine whether such goals have been met for purposes of determining whether a Participant is entitled to payment of a bonus under the Plan. A Performance Period may be coincident with one or more fiscal years of the Company, or a portion thereof.
(j)	"Plan" or "Section 162(m) Plan" shall mean the eSpeed, Inc. 2003 Incentive Bonus Compensation Plan as set forth in this document, and as amended from time to time.
3.	Administration.
(a)	General. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law (including, but not limited to, Section 162(m) of the Code), and in addition to any other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have the full power and authority, after taking into account, in its sole and absolute discretion, the recommendations of the Company's senior management:
(i)	to designate (within the Applicable Period) the Participants in the Plan and the individual award opportunities and/or, if applicable, bonus pool award opportunities for such Performance Period;
(ii)	to designate (within the Applicable Period) and thereafter administer the performance goals and other award terms and conditions that are to apply under the Plan for such Performance Period;
(iii)	to determine and certify the bonus amounts earned for any given Performance Period, based on actual performance versus the performance goals for such Performance Period, after making any permitted Negative Discretion adjustments;
(iv)	to decide whether, under what circumstances and subject to what terms bonus payouts are to be paid on a deferred basis, including automatic deferrals at the Committee's election as well as elective deferrals at the election of Participants;
(v)	to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan;
(vi)	to interpret and administer the terms and provisions of the Plan and any award issued under the Plan (including reconciling any inconsistencies, correcting any defaults and addressing any omissions in the Plan or any related instrument or agreement); and
(vii)	to otherwise supervise the administration of the Plan.

It is intended that all amounts payable to Participants under the Plan who are "covered employees" within the meaning of Treas. Reg. Sec. 1.162-27(c)(2) (as amended from time to time) shall constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and Treas. Reg. Sec. 1.162-27(e) (as amended from time to time), and, to the maximum extent possible, the Plan and the terms of any awards under the Plan shall be so interpreted and construed.

(b)	Binding Nature of Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions made under or with respect to the Plan or any award under the Plan shall be within the sole and absolute discretion of the Committee, and shall be final, conclusive and binding on all persons, including the Company, any Participant, and any award beneficiary or other person having, or claiming, any rights under the Plan.
(c)	Other. No member of the Committee shall be liable for any action or determination (including, but limited to, any decision not to act) made in good faith with respect to the Plan or any award under the Plan. If a Committee member intended to qualify as an "outside director" under Section 162(m) of the Code does not in fact so qualify, the mere fact of such non-qualification shall not invalidate any award or other action made by the Committee under the Plan which otherwise was validly made under the Plan.
4.	Plan Participation.
(a)	Participant Designations By The Committee. For any given Performance Period, the Committee, in its sole and absolute discretion, shall, within the Applicable Period, designate those key employees of the Company (including its subsidiaries, operating units and divisions) who shall be Participants in the Plan for such Performance Period.
(b)	Impact Of Plan Participation. An individual who is a designated Participant in the Section 162(m) Plan for any given Performance Period shall not also participate in the Company's general bonus plans for such Performance Period (to the extent such plans exist), if such participation would cause any award hereunder to fail to qualify as "performance-based" under Section 162(m).
5.	Performance Goals.
(a)	Setting Of Performance Goals. For a given Performance Period, the Committee shall, within the Applicable Period, set one or more objective performance goals for each Participant and/or each group of Participants and/or each bonus pool (if any). Such goals shall be based exclusively on one or more of the following corporate-wide or subsidiary, division or operating unit financial measures:

(1)	pre-tax or after-tax net income,

(2)	pre-tax or after-tax operating income,

(3)	gross revenue,

(4)	profit margin,

(5)	stock price,

(6)	cash flow(s),

(7)	market share,

(8)	pre-tax or after-tax earnings per share,

(9)	pre-tax or after-tax operating earnings per share,

(10)	expenses,

(11)	return on equity,

(12)  strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the Applicable Period). Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units) and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), shareholders' equity and/or shares outstanding, or to assets or net assets. In all cases, the performance goals shall be such that they satisfy any applicable requirements under Treas. Reg. Sec.

1.162-27(e)(2) (as amended from time to time) that the achievement of such goals be "substantially uncertain" at the time that they are established, and that the award opportunity be defined in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goal has been met, and, subject to the Committee's right to apply Negative Discretion, the amount of the award payable as a result of such performance.

(b)	Impact Of Extraordinary Items Or Changes In Accounting. To the extent applicable, the measures used in setting performance goals set under the Plan for any given Performance Period shall be determined in accordance with GAAP and a manner consistent with the methods used in the Company's audited financial statements, without regard to (i) extraordinary items as determined by the Company's independent public accountants in accordance with GAAP, (ii) changes in accounting, unless, in each case, the Committee decides otherwise within the Applicable Period or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per share basis), the Committee may, within the Applicable Period for a given Performance Period, provide that such calculation shall be made on the same basis as reflected in a release of the Company's earnings for a previously completed period as specified by the Committee.
6.	Bonus Pools, Award Opportunities And Awards.
(a)	Setting Of Individual Award Opportunities. At the time that annual performance goals are set for Participants for a given Performance Period (within the Applicable Period), the Committee shall also establish each Individual Award Opportunity for such Performance Period, which shall be based on the achievement of stated target performance goals, and may be stated in dollars or on a formula basis (including, but not limited to, a designated share of a bonus pool or a multiple of Annual Base Salary), provided:
(i)	that the designated shares of any bonus pool shall not exceed 100% of such pool; and
(ii)	that the Committee, in all cases, shall have the sole and absolute discretion, based on such factors as it deems appropriate, to apply Negative Discretion to reduce (but not increase) the actual bonus awards that would otherwise actually be payable to any Participant on the basis of the achievement of the applicable performance goals.
(b)	Maximum Individual Bonus Award. Notwithstanding any other provision of this Plan, the maximum bonus payable under the Plan to any one individual in any one calendar year shall be $5 million.
(c)	Bonus Payments. Subject to the following, bonus awards determined under the Plan for given Performance Period shall be paid to Participants in cash, or, shares of Company stock or other stock-based awards pursuant to the Company's Long-Term Incentive Plan, as soon as practicable following the end of the Performance Period to which they apply, provided:
(i)	that no such payment shall be made unless and until the Committee, based on the Company's audited financial results for such Performance Period (as prepared and reviewed by the Company's independent public accountants), has certified (in the manner prescribed under applicable regulations) the extent to which the applicable performance goals for such Performance Period have been satisfied, and has made its decisions regarding the extent of any Negative Discretion adjustment of awards (to the extent permitted under the Plan);

(ii)	that the Committee may specify that a portion of the actual bonus award for any given Performance Period shall be paid on a deferred basis, based on such award payment rules as the Committee may establish and announce for such Performance Period;
(iii)	that the Committee may require (if established and announced within the Applicable Period), as a condition of bonus eligibility (and subject to such exceptions as the Committee may specify within the Applicable Period) that Participants for such Performance Period must still be employed as of end of such Performance Period and/or as of such later date as determined by the Committee; and
(iv)	that the Committee may adopt such forfeiture, pro-ration or other rules as it deems appropriate, in its sole and absolute discretion, regarding the impact on bonus award rights in the event of a Participant's termination of employment.
7.	General Provisions.
(a)	Plan Amendment Or Termination. The Board may at any time amend or terminate the Plan, provided that (i) without the Participant's written consent, no such amendment or termination shall adversely affect the bonus rights (if any) of any already designated Participant for a given Performance Period once the Participant designations and performance goals for such Performance Period have been announced, (ii) the Board shall be authorized to make any amendments necessary to comply with applicable regulatory requirements (including, without limitation, Section 162(m) of the Code), and (iii) the Board shall submit any Plan amendment to the Company's stockholders for their approval if and to the extent such approval is required under Section 162(m) of the Code, or other applicable laws. Nothing herein shall be considered as preventing the Committee from making adjustments to the performance goals or to an Individual Award Opportunity to reflect unusual or non-recurring events, to the extent that such adjustment will not adversely affect the bonus award from qualifying as performance-based compensation under Section 162(m) of the Code.
(b)	Applicable Law. All issues arising under the Plan shall be governed by, and construed in accordance with, the laws of the State of New York, applied without regard to conflict of law principles.
(c)	Tax Withholding. The Company (and its subsidiaries) shall have right to make such provisions and take such action as it may deem necessary or appropriate for the withholding of any and all Federal, state and local taxes that the Company (or any of its subsidiaries) may be required to withhold.
(d)	No Employment Right Conferred. Participation in the Plan shall not confer on any Participant the right to remain employed by the Company or any of its subsidiaries, and the Company and its subsidiaries specifically reserve the right to terminate any Participant's employment at any time with or without cause or notice.
(e)	Impact of Plan Awards on Other Plans. Neither the adoption of the Plan nor the submission of the Plan to the Company's stockholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.
8.	Effective Date.

The Plan shall be effective for Performance Periods commencing on and after January 1, 2003 and shall remain effective until terminated by the Board; provided, however, that the continued effectiveness of the Plan shall be subject to the approval of the Company's stockholders at such times and in such manner as may be required pursuant to Section 162(m).

APPENDIX C

eSPEED, INC.

1999 LONG TERM INCENTIVE PLAN

(including amendments through September 17, 2003)

1.    Purpose.    The purpose of this 1999 Long-Term Incentive Plan (the "Plan") of eSpeed, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, motivate and reward directors, officers, employees and consultants of and service providers to the Company and its affiliates and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's stockholders.

2.    Definitions.    The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents and Other Stock-Based Awards as are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed "Awards." For purposes of the Plan, the following additional terms shall be defined as set forth below.

(a)    "Award Agreement" means any written agreement, contract, notice or other instrument or document evidencing an Award.

(b)    "Beneficiary" shall mean the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(c)    "Board" means the Board of Directors of the Company.

(d)    A "Change in Control" shall be deemed to have occurred if:

(i)    the date of the acquisition by any "person" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company, its Parent or any Subsidiary or any employee benefit plan sponsored by any of the foregoing, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of shares of common stock of the Company representing 30% of either (x) the total number of the then outstanding shares of common stock, or (y) the total voting power with respect to the election of directors; or

(ii)    the date the individuals who constitute the Board upon the completion of the Initial Public Offering (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board, provided that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company's management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii)    the consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company's assets, a reverse stock split of outstanding voting securities, the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (iii) if consummation of the transaction would result in at least 70% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company's business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the

Exchange Act) by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.

(e)    "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

(f)    "Committee" means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

(g)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

(h)    "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee, provided, however, that (i) if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of such Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock at the end of regular trading on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations, (ii) the "fair market value" of Stock on the date on which shares of Stock are first issued and sold pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission shall be the Initial Public Offering price of the shares so issued and sold, as set forth in the first final prospectus used in such offering and (iii) the "fair market value" of Stock prior to the date of the Initial Public Offering shall be as determined by the Board.

(i)    "Initial Public Offering" shall mean an initial public offering of shares of Stock in a firm commitment underwriting registered with the Securities and Exchange Commission in compliance with the provisions of the 1933 Act.

(j)    "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(k)    "Parent" means any "person" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that controls the Company, either directly or indirectly through one or more intermediaries.

(l)    "Participant" means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

(m)    "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(n)    "Stock" means the Company's Class A Common Stock, and such other securities as may be substituted for Stock pursuant to Section 4.

(o)    "Subsidiary" means each entity that is controlled by the Company or a Parent, either directly or indirectly through one or more intermediaries

3.    Administration.

(a)    Authority of the Committee.    Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)    to select persons to whom Awards may be granted;

(ii)    to determine the type or types of Awards to be granted to each such person;

(iii)    to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award, and waivers or accelerations thereof, performance conditions relating to an Award (including performance conditions relating to Awards not intended to be governed by Section 7(f) and waivers and modifications thereof), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)    to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(v)    to determine whether, to what extent and under what circumstances cash, Stock, other Awards or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee or at the election of the Participant;

(vi)    to determine the restrictions, if any, to which Stock received upon exercise or settlement of an Award shall be subject (including lock-ups and other transfer restrictions), may condition the delivery of such Stock upon the execution by the Participant of any agreement providing for such restrictions;

(vii)    to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(viii)    to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix)    to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

(x)    to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, the Board shall perform the functions of the Committee for purposes of granting awards to directors who serve on the Committee, and the Board may perform any function of the Committee under the Plan for any other purpose, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

(b)    Manner of Exercise of Committee Authority.    Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Parent and Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 8(e)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Except as provided under Section 7(f), the Committee may delegate to officers or managers of the Company, its Parent or Subsidiaries the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

(c)    Limitation of Liability; Indemnification.    Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company, its Parent or Subsidiaries, the Company's independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4.    Stock Subject to Plan.

(a)    Amount of Stock Reserved.    The total number of shares of Stock that may be subject to outstanding Awards, determined immediately after the grant of any Award, shall not exceed the greater of 18.5 million shares, or such number that equals 30% of the total number of shares of all classes of the Company's common stock outstanding at the effective time of such grant, in each case excluding those shares held by the families and estates of deceased employees and provided that the aggregate number of shares of Stock delivered pursuant to the exercise or settlement of Awards granted under this Plan shall not exceed 30 million. If an Award valued by reference to Stock may only be settled in cash, the number of shares to which such Award relates shall be deemed to be Stock subject to such Award for purposes of this Section 4(a). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market on a Participant's behalf.

(b)    Annual Per-Participant Limitations.    During any calendar year, no Participant may be granted Awards that may be settled by delivery of more than 5 million shares of Stock, subject to adjustment as provided in Section 4(c). In addition, with respect to Awards that may be settled in cash (in whole or in part), no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the fair market value of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of Award. This provision sets forth two separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Stock or cash must not exceed either limitation.

(c)    Adjustments.    In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), including shares reserved for ISOs, (ii) the number and kind of shares of Stock specified in the Annual Per-Participant Limitations under Section 4(b), (iii) the number and kind of shares of outstanding Restricted Stock or other outstanding Awards in connection with which shares have been issued, (iv) the number and kind of shares that may be issued in respect of other outstanding Awards and (v) the exercise price, grant price or purchase price relating to any Award. (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of unexercised or outstanding Awards, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence and events constituting a Change in Control) affecting the Company, its Parent or any Subsidiary or the financial statements of the Company, its Parent or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

5.    Eligibility.    Directors, officers and employees of the Company or its Parent or any Subsidiary, and persons who provide consulting or other services to the Company, its Parent or any Subsidiary deemed by the Committee to be of substantial value to the Company or its Parent and Subsidiaries, are eligible to be granted Awards under the Plan. In addition, persons who have been offered employment by, or agreed to become a director of, the Company, its Parent or any Subsidiary, and persons employed by an entity that the Committee reasonably expects to become a Subsidiary of the Company, are eligible to be granted an Award under the Plan.

6.    Specific Terms of Awards.

(a)    General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as expressly provided by the Committee (including for purposes of complying with the requirements of the Delaware General Corporation Law relating to lawful consideration for the issuance of shares), no consideration other than services will be required as consideration for the grant (but not the exercise) of any Award.

(b)    Options.    The Committee is authorized to grant options to purchase Stock (including "reload" options automatically granted to offset specified exercises of Options) on the following terms and conditions ("Options"):

(i)    Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee.

(ii)    Time and Method of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

(iii)    Termination of Employment.    The Committee shall determine the period, if any, during which Options shall be exercisable following a Participant's termination of his employment relationship with the Company , its Parent or any Subsidiary. For this purpose, any sale of a Subsidiary of the Company pursuant to which it ceases to be a Subsidiary of the Company shall be deemed to be a termination of employment by any Participant employed by such Subsidiary. Unless otherwise determined by the Committee, (i) during any period that an Option is exercisable following termination of employment, it shall be exercisable only to the extent it was exercisable upon such termination of employment, and (ii) if such termination of employment is for cause, as determined in the discretion of the Committee, all Options held by the Participant shall immediately terminate.

(iv)    Sale of the Company.    Upon the consummation of any transaction whereby the Company (or any successor to the Company or substantially all of its business) becomes a wholly-owned Subsidiary of any corporation, all Options outstanding under the Plan shall terminate (after taking into account any accelerated vesting pursuant to Section 7(g)), unless such other corporation shall continue or assume the Plan as it relates to Options then outstanding (in which case such other corporation shall be treated as the Company for all purposes hereunder, and, pursuant to Section 4(c), the Committee of such other corporation shall make appropriate adjustment in the number and kind of shares of Stock subject thereto and the exercise price per share thereof to reflect consummation of such transaction). If the Plan is not to be so assumed, the Company shall notify the Participant of consummation of such transaction at least ten days in advance thereof.

(v)    Options Providing Favorable Tax Treatment.    The Committee may grant Options that may afford a Participant with favorable treatment under the tax laws applicable to such Participant, including, but not limited to ISOs. If Stock acquired by exercise of an ISO is sold or otherwise disposed of within two years after the date of grant of the ISO or within one year after the transfer of such Stock to the Participant, the holder of the Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company's or any other corporation's taxable income. The Company may impose such procedures as it determines may be necessary to ensure that such notification is made. Each Option granted as an ISO shall be designated as such in the Award Agreement relating to such Option.

(c)    Stock Appreciation Rights.    The Committee is authorized to grant stock appreciation rights on the following terms and conditions ("SARs"):

(i)    Right to Payment.    An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value of one share of Stock on the date of grant.

(ii)    Other Terms.    The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

(d)    Restricted Stock.    The Committee is authorized to grant Stock that is subject to restrictions based on continued employment on the following terms and conditions ("Restricted Stock"):

(i)    Grant and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

(ii)    Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes.

(iii)    Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company may retain physical possession of the certificate, in which case the Participant shall be required to have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)    Dividends.    Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee.

(e)    Deferred Stock.    The Committee is authorized to grant units representing the right to receive Stock at a future date subject to the following terms and conditions ("Deferred Stock"):

(i)    Award and Restrictions.    Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the

Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii)    Forfeiture.    Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes.

(f)    Bonus Stock and Awards in Lieu of Cash Obligations.    The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements.

(g)    Dividend Equivalents.    The Committee is authorized to grant awards entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock ("Dividend Equivalents"). Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)    Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries ("Other Stock Based Awards"). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6(h).

7.    Certain Provisions Applicable to Awards.

(a)    Stand-Alone, Additional, Tandem, and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, its Parent or Subsidiaries or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company its Parent or Subsidiaries. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b)    Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee; provided, however, that (i) in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code), and (ii) the term of any Option granted to a resident of the United Kingdom shall not exceed a period of ten years from the date of its grant.

(c)    Form of Payment Under Awards.    Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company, its Parent or Subsidiaries upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

(d)    Rule 16b-3 Compliance.

(i)    Six-Month Holding Period.    Unless a Participant could otherwise dispose of equity securities, including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

(ii)    Other Compliance Provisions.    With respect to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities, including derivative securities, acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(e)    Loan Provisions.    With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

(f)    Performance-Based Awards.

(i)    Setting of Performance Objectives. The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 7(f), in order to qualify such Award as "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. The performance objectives for an Award subject to this Section 7(f) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 7(f). Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code. Business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 7(f) shall be based exclusively on one or more of the following corporate-wide or subsidiary, division or operating unit financial measures:

(i)	pre-tax or after-tax net income,
(ii)	pre-tax or after-tax operating income,
(iii)	gross revenue,
(iv)	profit margin,

(v)	stock price,
(vi)	cash flow(s),
(vii)	market share,
(viii)	pre-tax or after-tax earnings per share,
(ix)	pre-tax or after-tax operating earnings per share,
(x)	expenses,
(xi)	return on equity,
(xii)	strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

The levels of performance required with respect to such business criteria may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units) and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), shareholders' equity and/or shares outstanding, or to assets or net assets. Performance objectives may differ for such Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(f), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be in writing. The Committee may not delegate any responsibility with respect to an Award subject to this Section 7(f).

(ii)    Impact of Extraordinary Items or Changes in Accounting.    To the extent applicable, the measures used in setting performance objectives for any given performance period shall be determined in accordance with generally accepted accounting principles ("GAAP") and a manner consistent with the methods used in the Company's audited financial statements, without regard to (i) extraordinary items as determined by the Company's independent public accountants in accordance with GAAP, (ii) changes in accounting, unless, in each case, the Committee decides otherwise within the period described in Treas. Reg. Sec. 1.162-27(e)(2) (as may be amended from time to time) or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per share basis), the Committee may, within the period described in Treas. Reg. Sect. 1.162-27(e)(2) (as may be amended from time to time) for a given performance period, provide that such calculation shall be made on the same basis as reflected in a release of the Company's earnings for a previously completed period as specified by the Committee.

(g)    Acceleration upon a Change of Control.    Notwithstanding anything contained herein to the contrary, except as set forth in an Award Agreement, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability or full enjoyment of an Award shall lapse immediately prior to a Change in Control.

8.    General Provisions.

(a)    Compliance With Laws and Obligations.    The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(b)    Limitations on Transferability.    Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant's death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms as then may be permitted by the Committee.

(c)    No Right to Continued Employment or Service.    Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company, its Parent or any Subsidiary, nor shall it interfere in any way with the right of the Company, its Parent or any Subsidiary to terminate any employee's employment or other person's service at any time or with the right of the Board or stockholders to remove any director.

(d)    Taxes. The Company, its Parent and Subsidiaries are authorized to withhold from any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Parent and Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

(e)    Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him (as such rights are set forth in the Plan and the Award Agreement). The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award (as such rights are set forth in the Plan and the Award Agreement). Notwithstanding the foregoing, the Board or the Committee may take any action (including actions affecting or terminating outstanding Awards): (i) permitted by Section 4(c), (ii) to avoid limitations related to the availability of a tax deduction in respect of Awards (e.g., pursuant to, sections Code 280G or 162(m)), or (iii) to the extent necessary for a business combination in which the Company is a party to be accounted for under the pooling-of-interests method of accounting under Accounting Principles Board Opinion No. 16 (or any successor thereto). The Board or the Committee shall also have the authority to establish separate sub-plans under the Plan with respect to Participants resident in a particular jurisdiction (the terms of which shall not be inconsistent with those of the Plan) if necessary or desirable to comply with the applicable laws of such jurisdiction.

(f)    No Rights to Awards; No Stockholder Rights.    No person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

(g)    Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)    Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i)    No Fractional Shares.    No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)    Compliance with Code Section 162(m).    It is the intent of the Company that employee Options, SARs and other Awards designated as Awards subject to Section 7(f) shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m). Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance objectives.

(k)    Governing Law.    The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

(l)    Effective Date; Plan Termination.    The Plan shall become effective as of the date of its adoption by the Board, and shall continue in effect until terminated by the Board.

eSPEED, INC.

Annual Meeting of Stockholders –October 22, 2003

The undersigned hereby appoints Howard W. Lutnick and Stephen M. Merkel, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Class A common stock (par value $.01) and Class B common stock (par value $.01) of eSpeed, Inc. (the Company) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Righa Royal Hotel, 151 West 54th Street, New York, New York 10019, on Wednesday, October 22, 2003, commencing at 10:00 a.m. (local time), and at any adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS AND FOR THE APPROVAL OF PROPOSALS 2 AND 3.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Please mark box in blue or black ink.

1.	Election of Directors:	FOR all nominees listed below

Nominees:    HOWARD W. LUTNICK, LEE M. AMAITIS, JOSEPH C. NOVIELLO, STEPHEN M. MERKEL, JOHN H. DALTON, WILLIAM J. MORAN, ALBERT M. WEIS AND HENRY MORRIS.

WITHHOLD AUTHORITY to vote for the nominees listed below

(Instructions: To withhold authority to vote for any one or more nominees, mark the "WITHHOLD AUTHORITY" box and write the name of the nominee or nominees in the space provided below.)

2.	Approval of 2003 Incentive Bonus Compensation Plan:	FOR AGAINST ABSTAIN

3.	Approval of 1999 Long-Term Incentive Plan, as amended and restated:	FOR AGAINST ABSTAIN

(Continued and to be signed on reverse side)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof.

Please sign exactly as your name appears on the left. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING

Dated: __________________________, 2003

Signature  __________________________

Signature  __________________________

Please sign, date and return the proxy card using the enclosed envelope.